Filed pursuant to Rule 424(b)(5)
SEC File No. 333-256995

PROSPECTUS SUPPLEMENT

(To prospectus dated June 10, 2021)

Weyerhaeuser Company

$450,000,000 3.375% Notes due 2033

$450,000,000 4.000% Notes due 2052

The 3.375% notes due 2033 (the “2033 notes”) will mature on March 9, 2033. The 4.000% notes due 2052 (the “2052 notes”) will mature on March 9, 2052. We collectively refer to the 2033 notes and the 2052 notes offered hereby as the “notes.” We may redeem the notes of each series, in whole at any time or from time to time in part, at the applicable redemption prices described in this prospectus supplement. The notes will not be subject to any sinking fund provisions.

If we experience a Change of Control Triggering Event (as defined herein) with respect to the notes, we will be required to offer to purchase the notes from holders. See “Description of Notes—Offer to Purchase Upon Change of Control Triggering Event” included in this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors“ beginning on page S-13 of this prospectus supplement.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Us, Before Expenses
Per 2033 Note	99.463%	0.650%	98.813%
Total	$447,583,500	$2,925,000	$444,658,500
Per 2052 Note	98.266%	0.875%	97.391%
Total	$442,197,000	$3,937,500	$438,259,500

(1)	Plus accrued interest, if any, from March 9, 2022, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about March 9, 2022, which is the tenth business day following the date of this prospectus supplement (this settlement cycle being referred to as T+10). Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting; Conflicts of Interest” beginning on page S-39 of this prospectus supplement.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

MUFG	Scotiabank

Co-Managers

PNC Capital Markets LLC	Rabo Securities	Truist Securities	US Bancorp

BNY Mellon Capital Markets, LLC	Siebert Williams Shank

February 23, 2022

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to Weyerhaeuser Company. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2021, which became automatically effective upon filing. If the description in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in each of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus is accurate as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since the applicable date. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus we provide to you prior to making your investment decision.

In this prospectus supplement, unless otherwise specified or the context requires otherwise:

•	“Weyerhaeuser Company”, “the company”, “we”, “us” or “our” refer to Weyerhaeuser Company and its consolidated subsidiaries as of the applicable date of the statement; and

•	“Notes Offering” or “this offering” means this offering of $450,000,000 aggregate principal amount of the 2033 notes and $450,000,000 aggregate principal amount of the 2052 notes.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

MARKET DATA

The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include statements regarding the forest products industry, the U.S. and global economy and related matters. These include statements regarding:

•	changes in the economy in the United States, Asia, particularly Japan and China, and other parts of the world;

•	changes in the housing, wood products and timber markets;

•	the number of U.S. single family and total home starts and factors affecting U.S. housing starts;

•	changes in currency exchange rates and the relative strength of various currencies;

•	changes in product shipments;

•	changes and developments in environmental regulations in the United States and Canada;

•

the productivity of our forests, recognition of our forestry management and our sustainable forestry practices and the certification of forests we own or manage under applicable sustainability and other standards;

•	recognition of our carbon reduction and conservation efforts under applicable climate change and other standards;

•	the size and location of our timberlands relative to others in our industry;

•	local real estate market conditions, such as the level of supply or demand for properties sharing the same or similar characteristics of our timberlands;

•	levels of consumer confidence;

•	our relative size as a manufacturer and distributor of wood products in North America;

•	changes in demand for and supply and prices of export and domestic logs;

•	changes in demand for, and supply, consumption and prices of, wood products;

•	levels of and changes in interest rates and mortgage rates and actions by the U.S. Federal Reserve to raise or lower short-term interest rates;

•	levels (and changes in levels) of home building and repair and remodeling and their effect on consumption of wood products; and

•	the effect of COVID-19 on any of the above.

This information is derived primarily from publicly available information and other sources that may include forest products industry publications and websites, data compiled by market research firms and similar sources. Although we believe that this information is reliable, we have not independently verified any of this information and we cannot assure you that it is accurate.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

These statements:

•	use forward-looking terminology;

•	are based on our current expectations and various assumptions we make; and

•	may not be accurate because of risks and uncertainties surrounding the realization of our expectations and the assumptions that we make.

Factors listed in this section—as well as other factors not described—may cause our actual results to differ significantly from our forward-looking statements. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by our forward-looking statements will occur, or if any of the events occur, there is no guarantee what effect they will have on our operations, cash flows, or financial condition.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise the forward-looking statements, whether because of new information, future events or otherwise, contained in any document after the date of such document, unless required by law.

Forward-Looking Terminology

Some forward-looking statements discuss our plans, strategies and intentions. They often involve the use of words such as expects, may, should, will, believes, anticipates, estimates, projects, intends, plans, targets or approximately, or similar words or terminology. In addition, these words may use the positive or negative or other variations of those and similar words.

Statements

We make forward-looking statements in this prospectus supplement and the documents incorporated by reference herein, including with respect to our expected future financial and operating performance; our plans, strategies, intentions and expectations; our operational excellence and other strategic initiatives, including those pertaining to operating and other costs, product development and production; estimated taxes and tax rates; future debt payments; future restructuring charges; expected results of litigation and other legal proceedings and contingent liabilities, and the sufficiency of litigation and other contingent liability reserves; expected uses of cash, including future quarterly and supplemental dividends and share repurchases; expected capital expenditures; expected economic conditions, including markets, pricing and demand for our products; laws and regulations relevant to our businesses and our expectations relating to pension contributions, returns on invested pension plan assets and expected benefit payments.

We base our forward-looking statements on a number of factors, including the expected effect of:

•	the economy;

•	laws and regulations;

•	adverse litigation outcomes and the adequacy of reserves;

•	projected expenditures for environmental remediation obligations;

•	changes in accounting principles;

•	contributions to pension plans;

•	projected benefit payments;

•	projected tax rates and credits;

•	projected reduction in our emissions;

•	anticipated use of proceeds from this offering; and

•	other related matters.

For additional information regarding forward-looking statements, see “Special Note Regarding Forward-Looking Statements” in the accompanying prospectus.

Risks, Uncertainties and Assumptions

Major risks and uncertainties, and assumptions that we make, that affect our business and may cause actual results to differ materially from the content of these forward-looking statements include, but are not limited to:

•

the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability of financing for home mortgages and the relative strength of the U.S. dollar;

•

the effect of COVID-19 and other viral or disease outbreaks, including but not limited to any related regulatory restrictions or requirements, and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;

•

market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;

•	restrictions on international trade and tariffs imposed on imports or exports;

•	the availability and cost of shipping and transportation;

•	economic activity in Asia, especially Japan and China;

•	performance of our manufacturing operations, including maintenance and capital requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;

•	the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;

•	raw material availability and prices;

•	the effect of weather;

•	changes in global or regional climate conditions and governmental response to such changes;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of employee retirements and changes in the market price of our common stock on charges for share-based compensation;

•	the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;

•	changes in accounting principles; and

•

other factors described under “Risk Factors” in this prospectus supplement or in the “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022, and the other documents incorporated by reference into this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference into other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement. As a result, it does not contain all of the information you should consider before investing in the notes. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Incorporation by Reference” included in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus, before deciding whether to invest in the notes. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022, and the other documents incorporated by reference into this prospectus supplement to determine whether to invest in the notes.

Weyerhaeuser Company

Overview

We are one of the world’s largest private owners of timberlands. We own or control 10.6 million acres of timberlands in the U.S. and manage an additional 14.1 million acres of timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Our objective is to maximize the long-term value of timberlands we own. We analyze each timberland acre comprehensively to understand its highest-value use. We realize this value in many ways, most notably through growing and harvesting the trees, but also by selling properties when we can create incremental value. In addition, we focus on opportunities to realize value through lease and royalty agreements for the surface and subsurface rights that exist in our ownership.

We are also one of the largest manufacturers of wood products in North America. We manufacture and distribute high-quality wood products, including structural lumber, oriented strand board, engineered wood products and other specialty products. These products are primarily supplied to the residential, multi-family, industrial, light commercial as well as repair and remodel markets. We operate 35 manufacturing facilities in the United States and Canada.

Sustainability and citizenship are part of our core values. Our sustainably managed forests and our wood products play a critical role in mitigating climate change, and our carbon record shows that our net impact is significantly carbon negative. In addition to practicing sustainable forestry, we focus on increasing energy and resource efficiency, reducing greenhouse gas emissions, conserving natural resources and offering sustainable products that meet our customers’ needs. We operate with world-class safety results, actively support the communities in which we operate and communicate transparently with our investors and other stakeholders. We are recognized for our leading performance in the areas of ethics, citizenship and gender equality. In 2021, we generated $10.2 billion in net sales and employed 9,214 people who serve customers worldwide.

Additional Information

Weyerhaeuser Company was incorporated as Weyerhaeuser Timber Company in the state of Washington in January 1900. Starting with our 2010 fiscal year, we elected to be taxed as a REIT for

U.S. Federal income tax purposes. The mailing address of our principal executive offices is 220 Occidental Avenue South, Seattle, Washington 98104, and the telephone number of our principal executive offices is (206) 539-3000.

Recent Developments

Cash Tender Offer. Concurrently with this offering, we are conducting cash tender offers (collectively, the “tender offer”) for our outstanding 7.125% Debentures due July 15, 2023 (the “2023 debentures”), 8.500% Debentures due January 15, 2025 (the “January 2025 debentures”), 7.950% Debentures due March 15, 2025 (the “March 2025 debentures”), 7.350% Debentures due July 1, 2026 (the “7.350% July 2026 debentures”), 7.850% Debentures due July 1, 2026 (the “7.850% July 2026 debentures”), 6.950% Debentures due October 1, 2027 (the “2027 debentures”), 4.000% Notes due November 15, 2029 (the “2029 notes”), 4.000% Notes due April 15, 2030 (the “2030 notes”), 7.375% Debentures due March 15, 2032 (the “2032 debentures”), and 6.875% Debentures due December 15, 2033 (the “2033 debentures”, and together with the 2023 debentures, the January 2025 debentures, the March 2025 debentures, the 7.350% July 2026 debentures, the 7.850% July 2026 debentures, the 2027 debentures, the 2029 notes, the 2030 notes, the 2032 debentures and the 2033 debentures, the “tender offer notes”), such that the aggregate purchase price, not including accrued and unpaid interest, payable in respect of the validly tendered (and not validly withdrawn) tender offer notes will not exceed $1.0 billion. As of January 31, 2022, there were $191,089,000 aggregate principal amount of the 2023 debentures outstanding, $300,000,000 aggregate principal amount of the January 2025 debentures outstanding, $136,033,000 aggregate principal amount of the March 2025 debentures outstanding, $62,312,000 aggregate principal amount of the 7.350% July 2026 debentures outstanding, $99,899,000 aggregate principal amount of the 7.850% July 2026 debentures outstanding, $300,000,000 aggregate principal amount of the 2027 debentures outstanding, $750,000,000 aggregate principal amount of the 2029 notes outstanding, $750,000,000 aggregate principal amount of the 2030 notes outstanding, $1,250,000,000 aggregate principal amount of the 2032 debentures outstanding and $275,000,000 aggregate principal amount of the 2033 debentures outstanding. The tender offer is being made upon, and is subject to, the terms and conditions set forth in the Offer to Purchase dated February 23, 2022 (the “offer to purchase”). The tender offer will expire at 11:59 p.m., New York City time, on March 22, 2022 (such date and time, as it may be extended, the “tender offer expiration date”), unless extended or terminated by us.

We intend to pay the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase in the tender offer with the net proceeds from this offering. To the extent that the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase in the tender offer exceeds the net proceeds from this offering, we intend to pay the remainder with cash on hand. Completion of this offering is not contingent upon completion of the tender offer. However, the tender offer is subject to a number of conditions, including the completion of this offering on terms (including economic terms) acceptable to us, that may, in our sole discretion, be waived by us in whole or in part or changed. We are permitted, subject to applicable law, to amend, extend, terminate or withdraw the tender offer in our sole discretion, and there can be no assurance that we will consummate the tender offer on the terms described herein or at all. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell, or a notice of redemption for, any of the tender offer notes. See “Use of Proceeds.”

Certain underwriters in this offering are also dealer managers for the tender offer.

The Offering

The following summary contains basic information about this offering. It does not contain all the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Unless otherwise expressly stated or the context otherwise requires, references to “Weyerhaeuser Company”, “we”, “our” and “us” and similar references appearing under this caption “The Offering” mean Weyerhaeuser Company excluding its subsidiaries.

Issuer	Weyerhaeuser Company, a Washington corporation.

Ranking	The notes will be unsecured and unsubordinated obligations of Weyerhaeuser Company and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Weyerhaeuser Company. The notes will be effectively subordinated to any secured indebtedness that we may incur. In addition, the notes will be effectively subordinated in right of payment to all existing and future liabilities, including indebtedness (whether secured or unsecured), trade payables, guarantees, lease obligations and letter of credit obligations, of our subsidiaries. In addition, although certain of our existing and future indebtedness may benefit from credit support agreements entered into by one of our subsidiaries, the notes will not have the benefit of any similar credit support agreement. See “Risk Factors—Risks Relating to the Notes” included in this prospectus supplement.

Securities Offered	$450,000,000 principal amount of 3.375% notes due 2033 (the “2033 notes”). $450,000,000 principal amount of 4.000% notes due 2052 (the “2052 notes”).

Maturity Date	The 2033 notes will mature on March 9, 2033. The 2052 notes will mature on March 9, 2052.

Interest Rate	The 2033 notes will have an interest rate of 3.375% per annum, accruing from March 9, 2022. The 2052 notes will have an interest rate of 4.000% per annum, accruing from March 9, 2022.

Interest Payment Dates	We will pay interest on the notes on March 9 and September 9 of each year, beginning on September 9, 2022.

Optional Redemption

Prior to (i) in the case of the 2033 notes, December 9, 2032 (the date that is three months prior to maturity date of the 2033 notes) and (ii) in the case of the 2052 notes, September 9, 2051 (the date that is six months prior to maturity date of the 2052 notes) (the applicable date with respect to each such series of notes, the “Applicable Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (x) in the case of the 2033 notes, 25 basis points, or (y) in the case of the 2052 notes, 30 basis points, in each case less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Applicable Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

The notes will not be subject to any sinking fund provision.

Change of Control Offer	If we experience a Change of Control Triggering Event (as defined under “Description of Notes—Offer to Purchase Upon Change of Control Triggering Event” in this prospectus supplement) with respect to the notes, we will be required to offer to purchase the notes from the holders thereof. See “Description of Notes—Offer to Purchase Upon Change of Control Triggering Event” in this prospectus supplement.

Covenants

We will issue the notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture, among other things, restricts our ability and the ability of our “subsidiaries”, as that term is defined in the indenture, to:

•  incur indebtedness for borrowed money secured by mortgages on timber or timberlands located in specified states or on any principal manufacturing plant located in the United States unless we secure the notes and any other debt securities issued under the indenture equally and ratably with, or prior to, that indebtedness; and

•  enter into specified sale and leaseback transactions with respect to real property located in the United States unless we apply an amount equal to the fair value of the leased property, as determined by our Board of Directors, to repay indebtedness or unless we would be entitled, pursuant to the limitation on liens covenant described in the preceding bullet point, to incur indebtedness for borrowed money secured by a mortgage on the leased property without equally and ratably securing the notes and any other debt securities issued under the indenture.

These covenants are subject to a number of important exceptions, qualifications and limitations and you should carefully review the information under “Description of Debt Securities—Certain Covenants with Respect to Senior Debt Securities” in the accompanying prospectus for more information.

Use of Proceeds

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $880.8 million.

We intend to use the net proceeds from this offering to pay the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the tender offer, and to pay related fees and expenses in connection with the tender offer. We intend to use the remainder of the net proceeds from this offering, if any, for general corporate purposes. Completion of this offering is not contingent upon completion of the tender offer. Completion of the tender offer is contingent upon the successful completion of this offering. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell, or a notice of redemption for, any of the tender offer notes. See “—Recent Developments.”

Future Issuances of Notes Offered Hereby	We may, without the consent of the holders of a series of notes, “reopen” the notes of such series and issue additional notes from time to time in the future, provided that if such additional notes are not fungible for U.S. Federal income tax purposes with the initial notes of the applicable series offered hereby, such additional notes will have a separate CUSIP. Each series of notes offered hereby and any additional notes that we may issue by reopening such series of notes will vote or take action as a single class pursuant to the indenture.

Absence of a Public Market for the Notes	Each series of notes will be new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice.

Material United States Federal Income Tax Consequences

The material U.S. Federal income tax consequences of purchasing, owning and disposing of the notes are described in “Material United States Federal Income Tax Consequences” included in this prospectus supplement.

Risk Factors	An investment in the notes involves risks. You should carefully consider, among other matters, the risks and uncertainties discussed under the captions “Risk Factors” beginning on page S-13 of this prospectus supplement and under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the

SEC on February 18, 2022 and incorporated by reference into this prospectus supplement, as well as the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes. See “Incorporation by Reference” included in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Conflicts of Interest	We expect to use the net proceeds from this offering for the purchase of the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the tender offer and the payment of related fees and expenses. To the extent that any underwriter (or its respective affiliates) owns any of the tender offer notes, it may receive a portion of the net proceeds from this offering. See “Underwriting; Conflicts of Interest—Conflicts of Interest.”

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the risks described below as well as the risk factors incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, under the sections titled “Risk Factors” in Part I, Item 1A, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and the factors discussed in other filings we may make from time to time with the SEC. Those risks and uncertainties are not the only ones we face. You should also refer to the other information in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, especially the financial statements included or incorporated by reference, before making an investment decision.

Risks Relating to the Notes

The notes will be unsecured and therefore will be effectively subordinated to our secured indebtedness.

The notes will not be secured by any of our assets. As a result, the notes will be effectively subordinated to all our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding of us or any of our subsidiaries, the holders of our secured indebtedness or the secured indebtedness of those subsidiaries, as the case may be, may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before those assets may be used to pay other creditors, including the holders of the notes. Although the indenture that will govern the notes contains certain limitations on the ability of us and certain of our subsidiaries to incur indebtedness for borrowed money secured by liens on certain properties and to enter into certain sale and leaseback transactions involving any real property in the United States, those limitations are subject to significant exceptions, qualifications and limitations.

As of December 31, 2021, we had approximately $5.1 billion of unsecured indebtedness and no secured indebtedness.

The notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries.

Weyerhaeuser Company, the issuer of the notes offered hereby, owns a significant portion of our U.S. timberlands and a limited amount of other assets. Other than these assets owned directly by Weyerhaeuser Company, our operations are conducted and our assets are owned by subsidiaries of Weyerhaeuser Company, including without limitation a subsidiary that owns our western timberlands assets and a subsidiary that owns our manufacturing assets. The notes will be the obligations of Weyerhaeuser Company exclusively and none of its subsidiaries will guarantee the notes.

Accordingly, the notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including indebtedness (whether secured or unsecured), trade payables, guarantees and lease and letter of credit obligations, of Weyerhaeuser Company’s subsidiaries. As a result, Weyerhaeuser Company’s right to receive assets upon the liquidation, dissolution, bankruptcy or similar proceeding of any of its subsidiaries, and your consequent right to participate in the assets of any such subsidiary, are subject to the claims of such subsidiary’s creditors, except to the extent that Weyerhaeuser Company may itself be a creditor with recognized claims against such subsidiary. Even if Weyerhaeuser Company is recognized as a creditor of one or more of its subsidiaries, its claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary that is senior to its claims. Neither the notes nor the indenture that will govern the notes will limit the amount of unsecured indebtedness that Weyerhaeuser Company or its subsidiaries may incur. Although the indenture contains certain limitations on the ability of Weyerhaeuser Company and its subsidiaries to incur indebtedness for borrowed money secured by liens on certain properties and to enter into certain sale and leaseback transactions involving any real property in the United States, those limitations are subject to significant exceptions, qualifications and limitations. In addition, the indenture does not require Weyerhaeuser Company to comply with any financial covenants based upon its results of operations or financial condition. As a result, Weyerhaeuser Company and its subsidiaries could, in the future, incur an unlimited amount of unsecured indebtedness and enter into transactions that could negatively affect the holders of the notes and the market value of the notes.

Weyerhaeuser Company derives a significant portion of its revenues from its subsidiaries. As a result, Weyerhaeuser Company’s cash flows and ability to service its debt and other obligations, including the notes, may depend on the results of operations of its subsidiaries and upon the ability of its subsidiaries to provide Weyerhaeuser Company with cash to pay amounts due on its obligations, including the notes. Weyerhaeuser Company’s subsidiaries are separate and distinct legal entities and have and will have no legal obligation to make payments on the notes or to make funds available to Weyerhaeuser Company for that purpose. Dividends, loans or other distributions to Weyerhaeuser Company by its subsidiaries may be subject to contractual and other restrictions, are dependent upon the results of operations of those subsidiaries, are subject to satisfaction by those subsidiaries of their obligations and are subject to other business considerations.

As of December 31, 2021, Weyerhaeuser Company’s subsidiaries had approximately $2.8 billion of outstanding indebtedness and other liabilities, excluding intercompany liabilities and liabilities owed to Weyerhaeuser Company. Such outstanding indebtedness includes indebtedness that is subject to an Assumption Agreement and excludes indebtedness that is subject to the Claim Agreement (each as defined under “—The notes will not benefit from any credit support arrangements between Weyerhaeuser Company and any of our subsidiaries and therefore may be effectively subordinated to any of our existing indebtedness that benefits from any such arrangement”).

The notes will not benefit from any credit support arrangements between Weyerhaeuser Company and any of our subsidiaries and therefore may be effectively subordinated to any of our existing indebtedness that benefits from any such arrangement.

Certain existing indebtedness of Weyerhaeuser Company may benefit from agreements (each, an “Assumption Agreement”) between Weyerhaeuser Company, the issuer of that indebtedness, and Weyerhaeuser NR Company, or “WNR”, a subsidiary of Weyerhaeuser Company, pursuant to which WNR agreed, among other things, to assume the performance of all payment obligations of Weyerhaeuser Company under such indebtedness and to satisfy those payment obligations by making those payments either directly to holders of such indebtedness (or to a trustee on their behalf) or directly to Weyerhaeuser Company as reimbursement in the event Weyerhaeuser Company itself is required to make payments. The Assumption Agreements provide that, notwithstanding the assumption by WNR, Weyerhaeuser Company shall continue to be the primary obligor with respect to such indebtedness. Pursuant to the Assumption Agreements, neither any holder of such indebtedness nor the trustee acting on behalf of any such holder is entitled to any right or benefit under the Assumption Agreements or to enforce the terms of the Assumption Agreements against Weyerhaeuser Company or WNR or to institute any proceedings for that purpose. As of December 31, 2021, approximately $2.6 billion of indebtedness of Weyerhaeuser Company was entitled to the benefit of an Assumption Agreement. The notes issued in this offering will not be entitled to any benefit under any Assumption Agreement or any similar agreement.

In addition, pursuant to the claim agreement (the “Claim Agreement”) between WNR and the applicable holder under our Installment Note (as defined under “Description of Other Indebtedness—Notes and Debentures”), WNR has agreed that the lenders and other creditors under our Installment Note shall have rights and claims enforceable against WNR for payment of the obligations under our Installment Note to the same extent that any holder of indebtedness subject to an Assumption Agreement has rights and claims, if any, enforceable against WNR for payment of indebtedness pursuant to or by reason of any Assumption Agreement, as if WNR and Weyerhaeuser Company had entered into an assumption agreement in respect of the obligations under our Installment Note on the same terms as any such Assumption Agreement. As of December 31, 2021, approximately $860 million of indebtedness of Weyerhaeuser Company was subject to the Claim Agreement. The notes issued in this offering will not be entitled to any benefits under the Claim Agreement or any similar agreement.

If the holders of existing or future indebtedness of Weyerhaeuser Company that has the benefit of an Assumption Agreement, the Claim Agreement or any similar intercompany credit support are determined to have direct claims against WNR, whether as a result of bankruptcy or other legal proceedings, because we or WNR elect to permit the enforcement of those claims or otherwise, or if WNR elects to make payments directly to those holders, such indebtedness will be structurally senior to the notes to the extent of such direct claims.

The amount of our indebtedness could adversely affect our business.

As of December 31, 2021, Weyerhaeuser had a total of approximately $5.1 billion of outstanding indebtedness, including long-term debt and short-term debt on a consolidated basis. We also have the ability to incur a substantial amount of additional indebtedness, including under our Revolving Credit Facility. As a result, Weyerhaeuser Company and its subsidiaries could, in the future, incur indebtedness and enter into transactions that could negatively affect the market value of the notes.

If we are unable to generate sufficient cash to service our debt or other obligations or to repay or refinance our debt as it comes due, this would have a material adverse effect on our business and the market price of the notes. Our leverage could have important consequences to purchasers of the notes, including the following:

•	we may be required to dedicate a substantial portion of our available cash to payments of principal of and interest on our indebtedness;

•	our ability to access credit markets on terms we deem acceptable may be impaired; and

•	our leverage may limit our flexibility to adjust to changing market conditions.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.

As described under “Description of Notes—Offer to Purchase Upon Change of Control Triggering Event” in this prospectus supplement, we will be required to make an offer to repurchase the notes of a series upon the occurrence of a Change of Control Triggering Event with respect to such series of notes. If that were to occur, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes of such series. Our failure to repurchase the notes of such series when due would constitute a default under the indenture that will govern the notes, and, under cross-default provisions, could also result in defaults in respect of other indebtedness and allow holders of that other indebtedness to demand immediate repayment, any of which could have a material adverse effect on us and on the market price of the notes.

The Change of Control Offer provisions of the notes may not provide protection in the event of certain transactions or in certain other circumstances.

The provisions of the Change of Control Offer (as defined under “Description of Notes—Offer to Purchase Upon a Change of Control Triggering Event” in this prospectus supplement) of the notes require us to offer to repurchase the notes upon the occurrence of certain events. These provisions may not provide holders of the notes protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that may adversely affect holders of the notes. In particular, such a transaction may not give rise to a Change of Control Triggering Event, in which case we would not be required to make a Change of Control Offer.

Moreover, clause (b) of the definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Weyerhaeuser Company and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of Weyerhaeuser Company and its subsidiaries, taken as a whole, may be uncertain. For additional information, see “Description of Notes—Offer to Purchase Upon a Change of Control Triggering Event”.

If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.

Each series of notes constitutes a new issue of securities with no established trading market, and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. As a result, an active trading market for the notes may not develop or, if one does develop, it may not be sustained or provide adequate liquidity. If an active trading market fails to develop, cannot be sustained or does not provide adequate liquidity, you may not be able to resell your notes at a price you consider appropriate or at all.

Changes in the ratings of the notes, our credit ratings or the debt markets could adversely affect the price of the notes.

The price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by, or the market price for the debt securities issued by, other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

Disruptions in the financial markets and changes in prevailing interest rates, such as the volatility that has characterized recent market conditions, could have an adverse effect on the price of the notes. In particular, increasing rates, all other things being equal, may result in a decline in the market price of the notes. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit rating for us based on their overall view of our industry. Rating organizations may lower their respective ratings of the notes or decide not to continue to rate the notes in their sole discretion. The reduction, suspension or withdrawal of the ratings of the notes will not constitute an event of default under the indenture. However, any reduction, suspension or withdrawal of these ratings with respect to any series of notes may adversely affect the market price or liquidity of the notes of such series.

USE OF PROCEEDS

We estimate that the net proceeds received by us from this offering will be approximately $880.8 million, after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

We intend to use the net proceeds from the offering to pay the purchase price for, and accrued and unpaid interest on, the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the tender offer, as described above under “Prospectus Supplement Summary—Recent Developments,” and to pay related fees and expenses in connection with the tender offer. As of January 31, 2022, there were $191,089,000 aggregate principal amount of the 2023 debentures outstanding, $300,000,000 aggregate principal amount of the January 2025 debentures outstanding, $136,033,000 aggregate principal amount of the March 2025 debentures outstanding, $62,312,000 aggregate principal amount of the 7.350% July 2026 debentures outstanding, $99,899,000 aggregate principal amount of the 7.850% July 2026 debentures outstanding, $300,000,000 aggregate principal amount of the 2027 debentures outstanding, $750,000,000 aggregate principal amount of the 2029 notes outstanding, $750,000,000 aggregate principal amount of the 2030 notes outstanding, $1,250,000,000 aggregate principal amount of the 2032 debentures outstanding and $275,000,000 aggregate principal amount of the 2033 debentures outstanding. The 2023 debentures bear interest at a rate of 7.125% per annum and mature on July 15, 2023. The January 2025 debentures bear interest at a rate of 8.500% per annum and mature on January 15, 2025. The March 2025 debentures bear interest at a rate of 7.950% per annum and mature on March 15, 2025. The 7.350% July 2026 debentures bear interest at a rate of 7.350% per annum and mature on July 1, 2026. The 7.850% July 2026 debentures bear interest at a rate of 7.850% per annum and mature on July 1, 2026. The 2027 debentures bear interest at a rate of 6.950% per annum and mature on October 1, 2027. The 2029 notes bear interest at a rate of 4.000% per annum and mature on November 15, 2029. The 2030 notes bear interest at a rate of 4.000% per annum and mature on April 15, 2030. The 2032 debentures bear interest at a rate of 7.375% per annum and mature on March 15, 2032. The 2033 debentures bear interest at a rate of 6.875% per annum and mature on December 15, 2033. Completion of this offering is not contingent upon completion of the tender offer. However, the tender offer is subject to a number of conditions, including the completion of this offering on terms (including economic terms) acceptable to us, that may, in our sole discretion, be waived by us in whole or in part or changed. We are permitted, subject to applicable law, to amend, extend, terminate or withdraw the tender offer in our sole discretion, and there can be no assurance that we will consummate the tender offer on the terms described herein or at all. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell, or a notice of redemption for, any of the tender offer notes. See “Prospectus Supplement Summary—Recent Developments.”

To the extent that any underwriter (or its respective affiliates) owns any of the tender offer notes, it may receive a portion of the net proceeds from this offering. See “Underwriting; Conflicts of Interest—Conflicts of Interest.”

We intend to use the remainder of the net proceeds from this offering, if any, for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of December 31, 2021:

•	on an actual basis; and

•

on an as adjusted basis to give effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds” (assuming that (i) the maximum principal amount of validly tendered (and not validly withdrawn) tender offer notes for which the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such tender offer notes do not exceed the offer cap set forth in the offer to purchase are tendered as of the early tender time set forth in the offer to purchase and accepted for purchase based on the acceptance priority levels set forth in the offer to purchase; and (ii) the consideration for each series of the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the tender offer is determined using a fixed spread specified for each series of the tender offer notes over the applicable yield based on the bid-side price of the applicable U.S. Treasury Security specified in the offer to purchase as of the date of this prospectus supplement).

You should read the following information in conjunction with the section entitled “Risk Factors” included in this prospectus supplement, and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference into this prospectus supplement, and the consolidated financial statements of Weyerhaeuser and the related notes incorporated by reference into this prospectus supplement.

	As of December 31, 2021
	Actual	As Adjusted (Unaudited)
	(In millions)
Cash and cash equivalents	$1,879	$1,760

Debt:
3.375% notes due 2033 offered hereby	$—	$450
4.000% notes due 2052 offered hereby	—	450
Long-term debt (1)	5,125	4,359
$1.5 Billion Revolving Credit Facility	0	0
Add fair value adjustments (related to Plum Creek merger)	8	8
Less unamortized discounts	(26)	(39)
Less unamortized debt expense	(8)	(9)

Total debt	$5,099	$5,219

Equity:
Common shares	$934	$934
Other capital	8,181	8,181
Retained earnings	2,131	1,956
Accumulated other comprehensive loss	(479)	(479)

Total equity	10,767	10,592

Total capitalization	$15,866	$15,810

(1)	Long-term debt at December 31, 2021 consisted of notes and debentures with maturities ranging from 2023 to 2033.

DESCRIPTION OF NOTES

The notes will be issued under an indenture dated April 1, 1986, as amended and supplemented by a first supplemental indenture dated February 15, 1991, a second supplemental indenture dated February 1, 1993, a third supplemental indenture dated October 22, 2001, a fourth supplemental indenture dated March 12, 2002 and a fifth supplemental indenture dated March 30, 2020, each between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “trustee”). We refer to that indenture, as so amended and supplemented, as the “Senior Indenture”. The following description of selected provisions of the Senior Indenture and the notes is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Senior Indenture and the notes. Copies of the Senior Indenture and the form of the certificates evidencing the notes have been or will be filed with the SEC and you may obtain copies as described under “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

The 2033 notes and the 2052 notes each constitute a separate series of “Senior Debt Securities” and “Debt Securities” as referred to and described in the accompanying prospectus, and additional information concerning the notes and the Senior Indenture appears in the accompanying prospectus. The following description of certain terms of the notes and the Senior Indenture supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the Senior Debt Securities and the Senior Indenture contained in the accompanying prospectus.

In this “Description of Notes”, references to “Weyerhaeuser”, “Weyerhaeuser Company”, “the Company”, “we”, “our” and “us” mean Weyerhaeuser Company excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

Capitalized terms used in the following description of the notes and not defined herein have the meanings specified in the accompanying prospectus or, if not defined herein or therein, those terms have the meanings specified in the Senior Indenture.

General

The 2033 notes and the 2052 notes will each constitute a separate series of Senior Debt Securities under the Senior Indenture. The 2033 notes initially will be limited to $450,000,000 in aggregate principal amount and the 2052 notes initially will be limited to $450,000,000 in aggregate principal amount. Under the Senior Indenture we may, without the consent of the holders of a series of notes, “reopen” the series of Senior Debt Securities of which such notes are a part and issue additional notes of such series from time to time in the future, provided that if the additional notes are not fungible for U.S. Federal income tax purposes with the initial notes of such series, the additional notes shall be issued under a separate CUSIP number. Each series of notes offered by this prospectus supplement and any additional notes of such series that we may issue in the future will constitute a single series of Senior Debt Securities under the Senior Indenture. This means that, in circumstances in which the Senior Indenture provides for the holders of Senior Debt Securities of any series to vote or take any other action as a single class, a series of notes offered hereby and any additional notes of such series that we may issue by reopening such series will vote or take that action as a single class.

The notes are unsecured and unsubordinated obligations of Weyerhaeuser Company. The notes are not obligations of or guaranteed by any of our subsidiaries nor are the notes entitled to the benefit of any credit support or similar agreements entered into by any of our subsidiaries or any covenant that would require any of our subsidiaries to guarantee the notes or provide credit support in the future. See

“Risk Factors—Risks Relating to the Notes—The notes will not benefit from any credit support arrangements between Weyerhaeuser Company and any of our subsidiaries and therefore may be effectively subordinated to any of our existing indebtedness that benefits from any such arrangement” in this prospectus supplement.

The 2033 notes will mature on March 9, 2033. Interest on the 2033 notes will accrue from March 9, 2022, at the rate of 3.375% per annum, payable semi-annually in arrears on March 9 and September 9 of each year, commencing September 9, 2022, to the persons in whose names the notes are registered at the close of business on February 25 or August 25, as the case may be (whether or not a business day), next preceding those interest payment dates.

The 2052 notes will mature on March 9, 2052. Interest on the 2052 notes will accrue from March 9, 2022, at the rate of 4.000% per annum, payable semi-annually in arrears on March 9 and September 9 of each year, commencing September 9, 2022, to the persons in whose names the notes are registered at the close of business on February 25 or August 25, as the case may be (whether or not a business day), next preceding those interest payment dates.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

The notes will be issued in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be denominated and payable in U.S. dollars. The notes will be issued in book-entry form and will be evidenced by one or more global certificates, which we sometimes refer to as “global securities”, registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we sometimes refer to as “DTC”. Purchasers of the notes will not be entitled to receive definitive certificates registered in their names except in the limited circumstances described below under “—Book-Entry; Delivery and Form” and you should review the information appearing under such caption below for selected additional information regarding the depository arrangements.

In the event that definitive certificated notes are issued in exchange for interests in the notes in book-entry form, the certificated notes may be presented for payment and surrendered for registration of transfer and exchange at our office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee located at 240 Greenwich Street, 7, New York, New York 10286.

Payment of interest on global securities will be made to DTC or its nominee. In the event that definitive certificated notes are issued, payment of interest on definitive certificated notes will be made against presentation of those certificated notes at the office or agency referred to in the preceding paragraph or, at our option, by mailing checks payable to the persons entitled to that interest to their addresses as they appear in the securities register for the applicable series of notes.

The notes will not be entitled to the benefit of any sinking fund. Except to the limited extent described below under “—Offer to Purchase Upon Change of Control Triggering Event” and in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger, Conveyance or Transfer”, the Senior Indenture and the notes do not contain any provisions that are intended to protect holders of notes in the event of a highly-leveraged or similar transaction affecting us. The Senior Indenture does not limit the incurrence of debt by us or any of our subsidiaries.

Optional Redemption

Prior to (i) in the case of the 2033 notes, December 9, 2032 (the date that is three months prior to maturity date of the 2033 notes) and (ii) in the case of the 2052 notes, September 9, 2051 (the date that is six months prior to maturity date of the 2052 notes) (the applicable date with respect to each such series of notes, the “Applicable Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (x) in the case of the 2033 notes, 25 basis points, or (y) in the case of the 2052 notes, 30 basis points, in each case less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Applicable Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities – Treasury constant maturities – Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third Business Day preceding the applicable redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Certain Covenants with Respect to the Notes

Limitation on Liens

As supplemented in connection with this offering, the Senior Indenture will state that if Weyerhaeuser or any Subsidiary (as defined in the Senior Indenture) issues, assumes or guarantees any indebtedness for borrowed money (“Debt”) that is secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma, or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

then Weyerhaeuser must secure or cause that Subsidiary to secure the notes (together with, if Weyerhaeuser chooses, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the notes then existing or created later) equally and ratably with, or prior to, that Debt. However, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions so long as the aggregate amount of such secured Debt, together with

•	all other such Debt of Weyerhaeuser and its Subsidiaries, and

•

all then existing Attributable Debt (as defined in the Senior Indenture) relating to Sale and Lease-Back Transactions (as defined in “—Limitation on Sale Lease-Back Transactions” below) (but not including the permitted Sale and Lease-Back Transactions described under the caption “—Limitation on Liens” and under the second bullet of the second paragraph under “—Limitation on Sale Lease-Back Transactions”), does not exceed five percent of Weyerhaeuser’s Consolidated Total Assets (as defined below). This test must be satisfied based on Weyerhaeuser’s consolidated balance sheet as of the last day of the most recently ended fiscal quarter or fiscal year, as applicable, with respect to which financial statements are available.

“Consolidated Total Assets” means, as of any date, the consolidated total assets of Weyerhaeuser that would be reported as “total assets” on Weyerhaeuser’s consolidated balance sheet prepared as of such date in accordance with generally accepted accounting principles in the United States.

The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of our Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. Our Board of Directors’ exercise of its discretion in determining which of Weyerhaeuser’s plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

The following types of transactions are not deemed to create Debt secured by a Mortgage:

•

the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined; and

•

the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

The limitation on liens covenant will not apply to:

•	Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

•

Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed or the improvement, is located;

•	Mortgages existing at the time of acquisition of the mortgaged property; or

•

any extension, renewal or replacement of any Mortgage described in the second or third bullets above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions

The Senior Indenture states that neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

This limitation will not apply to any Sale and Lease-Back Transaction if:

•

Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the notes as described under “—Limitation on Liens” above; or

•

Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by our Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Offer to Purchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to a series of notes, Weyerhaeuser will make an offer (the “Change of Control Offer”) to each holder of the notes of such series to repurchase (at such holder’s option) all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, provided that any portion of a note not repurchased must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes of such series on the terms described below. In the Change of Control Offer, Weyerhaeuser will offer payment in cash equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, on such notes (or portions thereof) to be repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”), provided that, notwithstanding the foregoing, payments of interest on such notes that are due and payable on any dates falling on or prior to such a date of repurchase will be payable to the holders of those notes registered as such at the close of business on the relevant record dates in accordance with their terms and the terms of the Senior Indenture. Within 30 days following any Change of Control Triggering Event with respect to a series of notes, Weyerhaeuser will mail (or otherwise transmit in accordance with DTC procedures) (or cause to be mailed (or otherwise transmitted in accordance with DTC procedures)) a notice (the “Change of Control Purchase Notice”) to all holders of the notes of such series (with a copy to the trustee under the Senior Indenture) describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in such notice, which date will be a business day no earlier than 10 days and no later than 60 days after the date such notice is mailed (or otherwise transmitted in accordance with DTC procedures) (the “Change of Control Payment Date”).

Holders electing to have a note or portion thereof repurchased pursuant to a Change of Control Offer will be required to surrender such note (which, in the case of notes in book-entry form, may be by book-entry transfer) to the trustee under the Senior Indenture (or to such other agent as may be appointed by Weyerhaeuser for such purpose) at the address specified in the applicable Change of Control Purchase Notice prior to the close of business on the business day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures set forth in such Change of Control Purchase Notice. As used in the preceding sentence and in the last sentence of the preceding paragraph, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

On any Change of Control Payment Date for the notes of a series, Weyerhaeuser will, to the extent lawful:

•	accept for payment all notes or portions of notes of such series properly tendered pursuant to the Change of Control Offer;

•

deposit with the trustee under the Senior Indenture (if the trustee is acting as paying agent for the notes of such series) or any other duly appointed paying agent for the notes of such series an amount equal to the Change of Control Payment in respect of all notes or portions of notes of such series properly tendered; and

•

deliver the repurchased notes or cause the repurchased notes to be delivered to the trustee under the Senior Indenture for cancellation, accompanied by an officers’ certificate stating the aggregate principal amount of repurchased notes of the applicable series and that all conditions precedent provided for in the notes of such series and the Senior Indenture relating to such Change of Control Offer and the repurchase of the notes of such series by Weyerhaeuser pursuant thereto have been complied with.

Interest on notes and portions of notes duly tendered for repurchase pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date, unless Weyerhaeuser shall have failed to accept such notes and such portions of notes for payment, failed to deposit the total Change of Control Payment in respect thereof or failed to deliver the officers’ certificate, all as required by, and in accordance with, the immediately preceding sentence. Weyerhaeuser will agree to promptly pay, or cause the trustee under the Senior Indenture (if the trustee is acting as paying agent for the notes of such series) or another duly appointed paying agent for the notes of such series to promptly pay (by application of funds deposited by Weyerhaeuser), to each holder of notes (or portions thereof) of such series duly tendered and accepted for payment by Weyerhaeuser pursuant to a Change of Control Offer, the applicable Change of Control Payment for such notes.

Weyerhaeuser will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes of any series as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of such notes, Weyerhaeuser shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of such notes by virtue of such conflict.

Weyerhaeuser will not be required to make a Change of Control Offer with respect to a series of notes upon the occurrence of a Change of Control Triggering Event with respect to such series of notes if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by Weyerhaeuser and the third party purchases all notes properly tendered under its offer and delivers the repurchased notes or causes the repurchased notes to be delivered to the trustee for cancellation on the applicable Change of Control Payment Date. In addition, Weyerhaeuser will not repurchase any notes pursuant to a Change of Control Offer if there has occurred and is continuing on the applicable Change of Control Payment Date an Event of Default (as defined in the Senior Indenture) under the Senior Indenture (other than an Event of Default resulting from Weyerhaeuser’s failure to comply with any of the provisions of the applicable series of notes or the Senior Indenture relating to such Change of Control Offer for such notes or the repurchase of such notes pursuant thereto, including, without limitation, any default in payment of the applicable Change of Control Payment), including Events of Default arising with respect to other series of Senior Debt Securities outstanding under the Senior Indenture.

The foregoing Change of Control provisions of the notes shall cease to be applicable with respect to the notes of a series (and any failure of Weyerhaeuser to comply therewith shall not constitute an Event of Default under the Senior Indenture with respect to such notes) if Weyerhaeuser shall have effected defeasance of the applicable series of notes as described in the second and third paragraphs, or if the Senior Indenture shall have ceased to be of further effect with respect to such series of notes upon compliance by Weyerhaeuser with the provisions described in the fourth paragraph, in each case under the caption “Description of Debt Securities—Defeasance and Discharge” in the accompanying prospectus.

If we experience a Change of Control Triggering Event with respect to a series of notes, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase such notes. In addition, the Change of Control Offer provisions applicable to the notes may not provide holders of such notes protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of the notes. In particular, such transaction may not give rise to a Change of Control Triggering Event, in which case we would not be required to make a Change of Control Offer. For further information, see “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase all of the notes upon a Change of Control Triggering Event” and “Risk Factors—Risks Relating to the Notes—The Change of Control Offer provisions of the notes may not provide protection in the event of certain transactions or in certain other circumstances” in this prospectus supplement.

For purposes of the provisions of the notes described above under this caption “—Offer to Purchase Upon Change of Control Triggering Event,” the following terms have the respective meanings specified below:

“Capital Stock” means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) in the equity of such person (including, without limitation, (a) with respect to a corporation, common stock, preferred stock and any other capital stock, (b) with respect to a partnership, partnership interests (whether general or limited), and (c) with respect to a limited liability company, limited liability company interests).

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than Weyerhaeuser or any of its subsidiaries) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Weyerhaeuser’s outstanding Voting Stock or other Voting Stock into which Weyerhaeuser’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of Weyerhaeuser and its subsidiaries, taken as a whole, to one or more persons (other than Weyerhaeuser or any of its subsidiaries). Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control if (1) Weyerhaeuser becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(y) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of Weyerhaeuser’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of such holding company, measured by voting power rather than number of shares. As used in this paragraph, the term “subsidiary” means, with respect to any person (the

“Parent”), any other person at least a majority of whose outstanding Voting Stock, measured by voting power rather than number of shares, is owned, directly or indirectly, at the date of determination by the Parent and/or one or more other subsidiaries of the Parent.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by Weyerhaeuser.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means, with respect to a series of notes, (a) each of Moody’s and S&P; and (b) if either of Moody’s or S&P ceases to rate such series of notes or fails to make a rating of such series of notes publicly available for reasons outside of Weyerhaeuser’s control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by Weyerhaeuser (as certified by a Board Resolution (as defined in the Senior Indenture) delivered to the trustee under the Senior Indenture) as a replacement for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means, with respect to a series of notes, the rating on such series of notes is lowered by each of the Rating Agencies and such notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period shall be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or Weyerhaeuser’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of “Change of Control Triggering Event”) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform Weyerhaeuser in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, any Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person or, if such person is not a corporation, any governing body thereof performing a similar function.

As used under this caption “—Offer to Purchase Upon Change of Control Triggering Event”, all references to sections of the Exchange Act and to rules and regulations under the Exchange Act shall include any successor provisions thereto.

Book-Entry; Delivery and Form

Global securities representing the notes of each series will be deposited with DTC or a custodian for DTC. All interests in the global securities will be subject to the operations and procedures of DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”). Beneficial interests in the global securities must be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

DTC has advised us that pursuant to procedures established by it (a) upon the issuance of the global securities, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such global securities to the respective accounts of entities that have accounts with DTC (“participants”) and (b) ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants with respect to interests of entities (which we refer to as “indirect participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the global securities directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the global securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global securities for all purposes under the Senior Indenture.

Payments of the principal of and premium, if any, and interest on the global securities will be made to DTC or its nominee, as the case may be, as the registered holder of the global securities. Neither we nor the trustee or any paying agent under the Senior Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC has advised us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC participants include securities brokers and dealers, which may include one or more of the underwriters involved in the distribution of the notes, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of notes, which we sometimes refer to as a “beneficial owner”, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfers of ownership interest in global securities are to be accomplished by entries made on the books of its direct and indirect participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If less than all of the notes are being redeemed, DTC will determine the amount of the interest of each direct participant in the notes to be redeemed in accordance with DTC’s procedures. In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. will give consents for or vote the notes. Under its usual procedures, DTC will mail (or otherwise transmit in accordance with DTC procedures) an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consent or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Payments on global securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name”. Those payments will be the responsibility of direct and indirect participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of notes will not be entitled to have those notes registered in their names and will not receive physical delivery of certificates representing those notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the Senior Indenture.

The laws of some jurisdictions may require that some purchasers of notes take physical delivery of notes in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global securities.

DTC is under no obligation to provide its services as depositary for any securities and may discontinue providing its service at any time. Neither we nor the trustee for the notes will have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

As noted above, beneficial owners of the notes generally will not receive certificates representing their ownership interests in those notes. However, if:

•

the depositary for the global securities representing the notes notifies us that it is unwilling or unable to continue as depositary for such global securities or the depositary for such global securities is no longer eligible or in good standing under the Securities Exchange Act of 1934 or other applicable statutes or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of that ineligibility, as the case may be;

•	we in our sole discretion determine (subject to the procedures of the depositary) that the notes will no longer be represented by global securities; or

•

an Event of Default (as described under “Description of Debt Securities––Events of Default” in the accompanying prospectus) with respect to the notes of the applicable series has occurred and is continuing, we will issue and deliver definitive certificated notes in exchange for interests in the global securities. We anticipate that those definitive notes will be registered in the name or names as the depositary instructs the trustee and that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the applicable global securities.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the underwriters or the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including investment banks, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among Euroclear Participants and Clearstream Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Senior Indenture. The Bank of New York Mellon, an affiliate of the trustee, is one of the lenders under our $1.5 billion five-year senior unsecured Revolving Credit Facility discussed under “Description of Other Indebtedness—Credit Facilities”.

DESCRIPTION OF OTHER INDEBTEDNESS

For information concerning our existing indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing” in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference into this prospectus supplement and notes 11 and 12 to our consolidated financial statements included in such Form 10-K. You should read this information in conjunction with the sections entitled “Risk Factors” and “Capitalization,” each included in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, incorporated by reference into this prospectus supplement, and the consolidated financial statements of Weyerhaeuser and the related notes incorporated by reference into this prospectus supplement.

Credit Facilities

On January 29, 2020, Weyerhaeuser Company entered into an amendment and restatement of its $1.5 billion, five-year senior unsecured Revolving Credit Facility Agreement originally dated as of March 6, 2017 (as amended and restated, the “Revolving Credit Facility”), with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders party thereto. The Revolving Credit Facility expires in January 2025. Revolving borrowings under the Revolving Credit Facility bear interest, at Weyerhaeuser Company’s option, at a floating rate based on LIBOR or a Base Rate (as defined in the Revolving Credit Facility), in each case, plus a spread that varies depending upon the credit rating assigned by Moody’s or S&P to Weyerhaeuser Company’s senior unsecured non-credit-enhanced long-term indebtedness for borrowed money from time to time. The Revolving Credit Facility contains provisions that address the future discontinuance of LIBOR and sets forth the process for transition to an alternate benchmark rate that is mutually acceptable to Weyerhaeuser Company and the Administrative Agent. As of December 31, 2021, there were no outstanding borrowings under the Revolving Credit Facility.

Covenants:

Under the Revolving Credit Facility, key covenants related to Weyerhaeuser Company include the requirement to maintain:

•	a minimum total adjusted shareholders’ equity of $3.0 billion, and

•	a defined debt-to-total capital ratio of 65 percent or less.

Weyerhaeuser Company’s total adjusted shareholders’ equity is comprised of:

•	total Weyerhaeuser shareholders’ equity,

•	excluding cumulative other comprehensive income (loss) and treasury common shares, and

•	minus the aggregate book value of Weyerhaeuser Company’s investment in unrestricted subsidiaries.

Weyerhaeuser Company’s debt-to-total capital ratio is defined as total funded indebtedness to the sum of total adjusted shareholders’ equity and total funded indebtedness.

Total funded indebtedness is comprised of:

•	indebtedness of Weyerhaeuser Company reported as “long-term debt” (including current maturities) or “short-term debt”, and

•	excluding indebtedness of unrestricted subsidiaries and certain non-recourse indebtedness.

As of December 31, 2021, Weyerhaeuser Company had:

•	a defined total adjusted shareholders’ equity of $11.2 billion, and

•	a defined debt-to-total-capital ratio of 31.20 percent.

The foregoing summary of certain terms of the Revolving Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms of the Revolving Credit Facility, which are incorporated by reference herein.

Notes and Debentures

Weyerhaeuser Company’s existing indebtedness also includes various notes and debentures. A private note agreement that was assumed by Weyerhaeuser Company in the merger with Plum Creek Timber Company, Inc. (such note agreement, the “Installment Note”) was amended to materially conform key covenants therein with the covenants described under “—Credit Facilities” above. Certain of such notes and debentures also benefit from certain claim agreement and assumption agreements. For additional information, please see “Risk Factors—Risks Relating to the Notes—The notes will not benefit from any credit support arrangements between Weyerhaeuser Company and any of our subsidiaries and therefore may be effectively subordinated to any of our existing indebtedness that benefits from any such arrangement” herein and “Long-Term Debt and Related Maturities” in Note 12 to Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, incorporated by reference into this prospectus supplement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following describes the material U.S. Federal income tax consequences of the acquisition, ownership and disposition of the notes by initial beneficial owners that purchase the notes at their original issuance. This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as in effect on the date of this prospectus supplement, and all of which are subject to change, possibly on a retroactive basis. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of the notes that is a “United States person” for U.S. Federal income tax purposes. A “non-U.S. holder” is any beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for U.S. Federal income tax purposes) that is not a U.S. holder. A “United States person” is:

•	an individual citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. Federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•

a trust (a) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for U.S. Federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and on the activities of the partnership. Partners in partnerships holding the notes and such partnerships should consult their tax advisors.

This discussion only applies to beneficial owners that purchase the notes at their issue price (generally, for any series of notes, the first price at which a substantial amount of the notes comprising such series are sold for money to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that will hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The tax treatment of holders of the notes may vary depending upon their particular situations. Certain holders, including insurance companies, tax exempt organizations, financial institutions, investors in pass-through entities, expatriates, broker-dealers, persons holding the notes as part of a “straddle”, “hedge”, “integrated transaction”, or “conversion transaction,” persons subject to the alternative minimum tax or persons subject to special accounting rules under Section 451(b) of the Code may be subject to special rules not discussed below. This discussion does not address any estate, gift, foreign, state or local taxes. We urge you to consult your own tax advisor regarding the particular U.S. Federal income tax consequences to you of holding and disposing of the notes, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in U.S. Federal or other tax laws.

U.S. Holders

The following is a summary of the material U.S. Federal income tax consequences that will apply to you if you are a U.S. holder of the notes.

Payments of Interest.    Payments of stated interest on the notes will generally be taxable to you as ordinary income at the time received or accrued (in accordance with your regular method of accounting). It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. Federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Notes.    Upon a sale, exchange or other taxable disposition of the notes, you generally will recognize gain or loss in an amount equal to the difference between the amount received upon the sale, exchange or other disposition (less any amount attributable to accrued and unpaid interest, which will be taxable as ordinary income if not previously taken into gross income) and your adjusted tax basis in the notes at that time.

Gain or loss realized on the sale, exchange or other taxable disposition of the notes generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or other taxable disposition, the notes have been held for more than one year. Under current law, long-term capital gains of certain non-corporate U.S. holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income.    The “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) of certain U.S. holders that are individuals, trusts or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances) is subject to a 3.8% tax, in addition to otherwise applicable U.S. Federal income tax. “Net investment income” generally includes, among other things, interest income on and capital gain from the disposition of securities like the notes, subject to certain exceptions. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the notes.

Backup Withholding and Information Reporting.    In general, information reporting will apply to payments of principal and interest on the notes and to the proceeds from the sale or other disposition of the notes paid to you unless you are an exempt recipient. Additionally, backup withholding (at a rate that is currently 24%) will apply to such payments if you fail to provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing your correct taxpayer identification number and complying with certain certification requirements, or otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. If backup withholding applies to you, you may use the amounts withheld as a refund or credit against your U.S. Federal income tax liability, provided you furnish the required information in a timely manner to the IRS.

Non-U.S. Holders

The following is a summary of the material U.S. Federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes.

Payments of Interest.    Subject to the discussion below regarding FATCA and backup withholding, payments of interest on the notes to you will generally not be subject to U.S. Federal withholding tax under the “portfolio interest exemption,” provided that:

•	such payments are not effectively connected with your conduct of a trade or business within the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

•	you are not a bank described in Section 881(c)(3)(A) of the Code;

•	you are not a “controlled foreign corporation” that is related to us; and

•

you certify, or have a financial institution that holds the notes on your behalf certify, to us, our paying agent or the person who would otherwise be required to withhold U.S. tax, on IRS Form W-8BEN or W-8BEN-E, as applicable, under penalties of perjury, that you are not a United States person and provide your name and address.

If you do not satisfy the preceding requirements, your interest on the notes will generally be subject to a 30% U.S. Federal withholding tax unless you provide a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from, or reduction of, withholding under the benefits of a tax treaty.

If you are engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of that trade or business and, if an applicable tax treaty applies, is attributable to a permanent establishment you maintain in the United States, you will be exempt from U.S. Federal withholding tax if specific certification requirements are met, but you will be subject to regular U.S. Federal income tax on the interest in the same manner as if you were a United States person. You can generally meet the certification requirements if you provide to us, our paying agent or the person who would otherwise be required to withhold U.S. tax, a properly completed and executed IRS Form W-8ECI or applicable substitute form. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any “effectively connected” income or gain will be subject to U.S. Federal income tax only if it is also attributable to a permanent establishment you maintain in the United States. In addition to regular U.S. Federal income tax, if you are a foreign corporation, you may be subject to a U.S. branch profits tax at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Sale, Exchange or Other Taxable Disposition of the Notes.    Subject to the discussion below regarding backup withholding, and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Payments of Interest,” you generally will not be subject to U.S. Federal income or withholding tax on any gain realized on a sale, exchange or other taxable disposition of the notes unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States and, if an applicable tax treaty applies, is attributable to a permanent establishment you maintain in the United States; or

•	you are an individual who has been present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. Federal income tax on the net gain derived from the sale in the same manner as a United States person. In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding.    Payments to you of interest on the notes, and amounts withheld from such payments, if any, generally will be required to be reported annually to the IRS and to you.

U.S. backup withholding generally will not apply to payments of interest on the notes to you if you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption, provided that neither we nor our paying agent has actual knowledge or reason to know that you are a United States person or that the conditions of any other exemptions are not in fact satisfied. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.

The payment of the proceeds from the disposition of the notes (including retirement) to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you properly certify under penalties of perjury as to your non-U.S. status and specific other conditions are met or you otherwise establish an exemption. The proceeds from a disposition effected outside the United States by you of the notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a United States person, a controlled foreign corporation for U.S. tax purposes, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the United States or that has one or more partners that are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge to the contrary or unless you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. Federal income tax liability and may entitle you to a refund, provided you furnish the required information in a timely manner to the IRS. We urge you to consult your own tax advisor regarding the application of these rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

FATCA Withholding.    Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. Federal withholding tax may apply to any interest income paid on the notes to (a) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA, or (ii) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (b) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA, or (ii) adequate information regarding the “substantial United States owners” of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to backup withholding (as described above), the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If you are a foreign financial entity or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, you may be subject to different rules. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

Taxation and Qualification as a REIT

For a discussion of certain material U.S. Federal income tax considerations relating to our taxation and qualifications as a REIT, see “Certain Federal Income Tax Considerations” in the accompanying prospectus.

UNDERWRITING; CONFLICTS OF INTEREST

BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below and book-running managers. Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amounts of the notes set forth below:

Name	Principal Amount of the 2033 Notes	Principal Amount of the 2052 Notes
BofA Securities, Inc.	$58,500,000	$58,500,000
Goldman Sachs & Co. LLC	58,500,000	58,500,000
J.P. Morgan Securities LLC	58,500,000	58,500,000
Morgan Stanley & Co. LLC	58,500,000	58,500,000
Wells Fargo Securities, LLC	58,500,000	58,500,000
MUFG Securities Americas Inc.	36,000,000	36,000,000
Scotia Capital (USA) Inc.	36,000,000	36,000,000
PNC Capital Markets LLC	18,000,000	18,000,000
Rabo Securities USA, Inc.	18,000,000	18,000,000
Truist Securities, Inc.	18,000,000	18,000,000
U.S. Bancorp Investments, Inc.	18,000,000	18,000,000
BNY Mellon Capital Markets, LLC	6,750,000	6,750,000
Siebert Williams Shank & Co., LLC	6,750,000	6,750,000

Total	$450,000,000	$450,000,000

The underwriters are offering the notes subject to their receipt and acceptance of the notes from us and subject to the underwriters’ right to reject any order in whole or in part and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to, among other things, the approval of certain legal matters by their counsel and other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer some of the notes directly to the public at the respective public offering prices shown on the cover page of this prospectus supplement and some of the notes to certain dealers at those prices less a concession not in excess of 0.390% of the principal amount, in the case of the 2033 notes, and 0.525% of the principal amount, in the case of the 2052 notes. The underwriters may allow, and those dealers may reallow, a concession not in excess of 0.250% of the principal amount, in the case of the 2033 notes, and 0.250% of the principal amount, in the case of the 2052 notes. After the initial offering of the notes, the respective offering prices and other selling terms of each series of notes offered hereby may from time to time be varied by the underwriters. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note	Total
Per 2033 Note	0.650%	$2,925,000
Per 2052 Note	0.875%	$3,937,500

We estimate that the expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $2.1 million.

We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. However, the underwriters may make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any market making with respect to the notes may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market prices of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the prices of the notes, the underwriters may bid for, and purchase, notes in the open market to stabilize the prices of the notes. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing notes in this offering if the syndicate repurchases previously distributed notes to cover syndicate short positions to stabilize the prices of the notes. Any of these activities may stabilize or maintain the market prices of the notes above independent market levels or prevent or delay a decline in the market prices of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

In the ordinary course of business, the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of some or all of the underwriters are lenders and/or agents and some of the underwriters are lead arrangers and joint bookrunners under our Revolving Credit Facility discussed under “Description of Other Indebtedness—Credit Facilities”.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the notes will be made to investors on or about March 9, 2022, which will be the tenth business day following the date of the final prospectus supplement (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the date of delivery of the notes will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the date of delivery hereunder should consult their advisors.

Conflicts of Interest

We expect to use the net proceeds from this offering for the purchase of the tender offer notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the tender offer and the payment of related fees and expenses.

Offering Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (b) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement and accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no

application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to    an offer made under Section 275 of the SFA, except:

(i)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Weyerhaeuser Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services, at our website (www.weyerhaeuser.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus supplement, the accompanying prospectus or our other SEC filings and is not a part of this prospectus supplement, the accompanying prospectus or those filings.

We have elected to incorporate by reference information in this prospectus supplement and the accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus supplement and the accompanying prospectus, except as described in the following sentence. Any statement in this prospectus supplement or the accompanying prospectus or in any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any document that we subsequently file or have filed with the SEC that is incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus supplement or the accompanying prospectus, except as so modified or superseded.

All documents filed by Weyerhaeuser Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus supplement and prior to the termination of the offering made by this prospectus supplement (other than information furnished under Items 2.02 or 7.01 of Form 8-K) are to be incorporated herein by reference.

The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed February 18, 2022; and

•	Current Report on Form 8-K, filed January 24, 2022.

Notwithstanding any statement contained elsewhere in this prospectus supplement or the accompanying prospectus to the contrary, any document, portion of or exhibit to a document or other information that is deemed to have been “furnished” to (rather than “filed” with) the SEC (including, without limitation, information furnished pursuant to Item 2.02 or 7.01 of Form 8-K and any information of the nature referred to in Rule 402 of SEC Regulation S-T) shall not be incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus.

Statements that Weyerhaeuser Company makes in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement or any other SEC filing, Weyerhaeuser Company refers you to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or any document incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about Weyerhaeuser Company or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any of the documents that we have incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus. To receive a copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits unless they are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, call or write to our Director, Investor Relations at Weyerhaeuser Company, 220 Occidental Avenue South, Seattle, Washington 98104, telephone (206) 539-3907. The information relating to us contained in this prospectus supplement and the accompanying prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference into the accompanying prospectus.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, and Jose Quintana, Esq., Senior Legal Counsel of Weyerhaeuser Company. Certain other legal matters in connection with this offering will be passed upon for us by Mr. Quintana. In his capacity, Mr. Quintana is paid a salary by Weyerhaeuser and participates in various employee benefit plans offered by Weyerhaeuser. In addition, certain legal matters in connection with this offering will be passed upon for us by Covington & Burling LLP, Washington, DC. Davis Polk & Wardwell LLP, Menlo Park, California, will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of Weyerhaeuser Company and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference into this prospectus supplement and the accompanying prospectus, and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

WEYERHAEUSER COMPANY

Debt Securities

Preferred Shares

Preference Shares

Depositary Shares

Common Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide the specific terms of any securities that we offer in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.

Our Common Shares are listed on the New York Stock Exchange under the symbol “WY.”

We may offer and sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in these securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, as well as the risks described in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus or the accompanying prospectus supplement, before you invest. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 10, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus. We may sell, in one or more offerings, any of the securities described in this prospectus. We may offer the securities independently or together in any combination for sale directly by us or through underwriters, agents or dealers.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and other terms of the securities offered. In addition, the prospectus supplement may add to, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference” before you invest.

You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. The delivery of this prospectus or any accompanying prospectus supplement will not under any circumstances imply that there has been no change in our affairs since the date of this prospectus or the prospectus supplement or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

All references to “we,” “us,” “our,” or “Weyerhaeuser” in this prospectus are to Weyerhaeuser Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and expressions such as “will be,” “will continue,” “will likely result,” and similar words and expressions. These statements are based on our current expectations and assumptions and are not guarantees of future performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements are not historical facts, but are only statements based on our current expectations and assumptions.

Forward-looking statements therefore involve substantial risks and uncertainties. A number of important factors could cause actual results to differ materially from those currently anticipated. A list and description of risks and uncertainties can be found under the headings “Forward-Looking Statements” and Item 1A. “Risk Factors,” in any accompanying prospectus supplement and in documents incorporated by reference, such as in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A. of our most recent Annual Report on Form 10-K, in any accompanying prospectus supplement and in the other documents incorporated by reference in this prospectus or the applicable prospectus supplement before making a decision to invest in our securities. Each of the risks described in those documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” and “Information Incorporated By Reference” below.

WEYERHAEUSER COMPANY

Weyerhaeuser Company, incorporated in the state of Washington in 1900, is one of the world’s largest private owners of timberlands. As of December 31, 2020, we own or control 10.7 million acres of timberlands in the U.S. and manage an additional 14.1 million acres of timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Our objective is to maximize the long-term value of timberlands we own. We analyze each timberland acre comprehensively to understand its highest-value use. We realize this value in many ways, most notably through growing and harvesting the trees, but also by selling properties when we can create incremental value. In addition, we focus on opportunities to realize value through lease and royalty agreements for the surface and subsurface rights that exist in our ownership.

We are also one of the largest manufacturers of wood products in North America. We manufacture and distribute high-quality wood products, including structural lumber, oriented strand board, engineered wood products and other specialty products. These products are primarily supplied to the residential, multi-family, industrial, light commercial as well as repair and remodel markets. As of December 31, 2020, we operate 35 manufacturing facilities in the United States and Canada.

Our company is a real estate investment trust (“REIT”).

The mailing address of our principal executive offices is 220 Occidental Avenue South, Seattle, Washington 98104-7800, and the telephone number of our principal executive offices is (206) 539-3000.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital, capital expenditures, share repurchases, acquisitions and the payment or refinancing of existing debt. We may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

This description of the Debt Securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indentures referred to below. You should read the applicable indentures because they, and not this description, define your rights as holder of Weyerhaeuser’s Debt Securities.

We may offer one or more series of Senior Debt Securities, Subordinated Debt Securities, or Junior Subordinated Debt Securities in one or more supplements to this prospectus. The Senior Debt Securities are to be issued in one or more series under an indenture dated as of April 1, 1986, as amended and supplemented, between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee. We refer to that indenture, as amended and supplemented, as the “Senior Indenture.” The Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by Weyerhaeuser Company and the trustee to be named in the applicable prospectus supplement. The Junior Subordinated Debt Securities are to be issued under an indenture (the “Junior Subordinated Indenture”) to be entered into by Weyerhaeuser Company and the trustee to be named in the applicable prospectus supplement. In this prospectus, we sometimes refer to the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture collectively as the “Indentures” and individually as an “Indenture.” The Indentures will be qualified under the Trust Indenture Act, as amended.

The following summarizes some of the general terms and provisions of the series of the Debt Securities and the Indentures. The specific terms of a series of Debt Securities and the related Indenture will be described in the applicable prospectus supplement. Capitalized terms that are used but not defined in the following summary have the meanings given to those terms in the applicable Indenture.

Forms of the Indentures and of any certificates evidencing the Debt Securities have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

The Indentures do not limit the amount of Debt Securities that we may issue under the Indentures. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or in foreign currencies or units based on or relating to foreign currencies. The Senior Debt Securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. The Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness (as defined in the Subordinated Indenture). The Junior Subordinated Debt Securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Junior Subordinated Indenture). Unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders of any Debt Securities issued under any Indenture, “reopen” a series of Debt Securities issued under that Indenture and issue additional Debt Securities of that series from time to time.

When we offer a series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. Those terms may include, where applicable:

•	the title, aggregate principal amount and offering price of the Debt Securities of that series;

•	whether the Debt Securities of that series are Senior Debt Securities, Subordinated Debt Securities or Junior Subordinated Debt Securities;

•	the denominations in which the Debt Securities of that series will be issued;

•	the currency in which the Debt Securities of that series will be denominated or in which principal of, and any premium and interest on, the Debt Securities of that series may be payable;

•	the date of maturity of the Debt Securities of that series;

•	any interest rate or rates or method by which any interest rate or rates on the Debt Securities of that series will be determined;

•	the dates on which interest, if any, on the Debt Securities of that series will be payable;

•	the place or places where the principal of, and any premium and interest on, the Debt Securities of that series will be payable;

•	any redemption or sinking fund provisions applicable to the Debt Securities of that series;

•	the terms and conditions pursuant to which such Debt Securities of that series may be convertible into or exchangeable for any other securities;

•	any applicable U.S. federal income tax consequences with respect to the Debt Securities of that series; and

•	any other specific terms of the Debt Securities of that series, which may include additional events of default or covenants.

Debt Securities may also be issued upon the exercise of or in exchange for other securities.

Debt Securities may be issued as “discount securities,” which means they may be sold at a discount below their stated principal amount. These Debt Securities as well as other Debt Securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” or “OID,” because of their issue price, the nature of the interest payments and other characteristics. Special U.S. federal income tax considerations applicable to Debt Securities issued with original issue discount will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe certain U.S. federal income tax considerations for holders of the related Debt Securities, and the securities exchange or quotation system on which the Debt Securities are listed or quoted, if any.

Global Securities

The Debt Securities of any series may be issued in book-entry form and represented by one or more global securities.

Certain Covenants with Respect to Senior Debt Securities

The following restrictions will apply to the Senior Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Limitation on Liens. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Senior Indenture, issues, assumes or guarantees any indebtedness for borrowed money (“Debt”) that is secured by a mortgage, pledge, security interest or other lien (collectively, a “Mortgage”) on

•	any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma, or

•	any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

then Weyerhaeuser must secure or cause that Subsidiary to secure the Senior Debt Securities (together with, if Weyerhaeuser chooses, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the Senior Debt Securities then existing or created later) equally and ratably with, or prior to, that Debt. However, Weyerhaeuser or any Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions so long as the aggregate amount of such secured Debt, together with

•	all other such Debt of Weyerhaeuser and its Subsidiaries, and

•

all then existing Attributable Debt, as defined in the Indenture, relating to Sale and Lease-Back Transactions, as defined in “Limitation on Sale Lease-Back Transactions” below (but not including the permitted Sale and Lease-Back Transactions described under the caption “Limitation on Liens” and under the second bullet of the second paragraph under “Limitation on Sale Lease-Back Transactions”), does not exceed five percent of Consolidated Total Assets, as defined in the Senior Indenture. This test must be satisfied as of the last day of Weyerhaeuser’s then most recently ended fiscal quarter or fiscal year with respect to which financial statements are available.

The term “principal manufacturing plant” does not include any manufacturing plant that in the opinion of our Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. Our Board of Directors’ exercise of its discretion in determining which of Weyerhaeuser’s plants are “principal manufacturing plants” could have the effect of limiting the application of the limitation on liens.

The following types of transactions are not deemed to create Debt secured by a Mortgage:

•

the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined, and

•

the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

The limitation on liens covenant will not apply to:

•	Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

•

Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed or the improvement, is located;

•	Mortgages existing at the time of acquisition of the mortgaged property; or

•

any extension, renewal or replacement of any Mortgage described in the second or third bullets above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced.

Limitation on Sale and Lease-Back Transactions. The Senior Indenture states that, unless the terms of any series of Senior Debt Securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a “Sale and Lease-Back Transaction”).

This limitation will not apply to any Sale and Lease-Back Transaction if:

•

Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the Senior Debt Securities as described under “Limitation on Liens” above; or

•

Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by our Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Subordinated Debt Securities.

The payment of any principal of, and premium and interest on, the Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness that may be outstanding at any time. In the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Subordinated Debt Securities would be entitled, except for the subordination provisions of the Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Subordinated Indenture or the holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Indebtedness until the principal of and any premium and interest on, the Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the holders of Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Subordinated Debt Securities.

The Subordinated Indenture will also provide that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on, the Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Subordinated Indenture will provide that its subordination provisions will not apply to the Debt Securities of any series if Weyerhaeuser has satisfied and discharged the Indenture with respect to the Debt Securities of that series as described below under “-Defeasance and Discharge.”

The Subordinated Indenture will not limit or prohibit the incurrence of Senior Indebtedness by Weyerhaeuser. Senior Indebtedness may include debt securities, indebtedness and other obligations that constitute “Senior Indebtedness,” which means they are senior in right of payment to the Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Indebtedness for purposes of the Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Indebtedness outstanding as of a recent date. The accompanying prospectus supplement also may describe any provisions applicable to the subordination of those Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Subordinated Indenture, “Senior Indebtedness” will mean:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Indebtedness unless the instrument creating or evidencing it or pursuant to which it is outstanding expressly provides that such liability or obligation is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Indebtedness:

•	the Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Subordination of Junior Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Junior Subordinated Debt Securities.

The payment of the principal of, and any premium and interest on, the Junior Subordinated Debt Securities will be subordinated, to the extent and in the manner described in the Junior Subordinated Indenture, in right of payment to the prior payment in full of all Senior Debt that may be outstanding at any time. In the event of any distribution of assets of Weyerhaeuser to creditors upon any dissolution, winding up, liquidation, reorganization of Weyerhaeuser or in bankruptcy, insolvency, reorganization, receivership or other similar proceedings:

•

the holders of Senior Indebtedness will be entitled to receive payment of all Senior Indebtedness in full (including, if applicable, all principal amount of and premium and interest on the Senior Indebtedness), or to have such payment duly provided for, before the holders of the Junior Subordinated Debt Securities will be entitled to receive any payment of the principal amount of, or premium or interest on, the Junior Subordinated Debt Securities;

•

any payment or distribution of assets of Weyerhaeuser to which the holders of the Junior Subordinated Debt Securities would be entitled, except for the subordination provisions of the Junior Subordinated Indenture, must be paid by the liquidating trustee or other person making such distribution directly to the holders of Senior Indebtedness or to their representative or trustee to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

•

if any payment or distribution of assets of Weyerhaeuser is received by the trustee under the Junior Subordinated Indenture or the holders of any of the Junior Subordinated Debt Securities before all Senior Indebtedness is paid in full, or such payment is duly provided for, such payment or distribution must be paid over to the holders of such Senior Indebtedness or to their representative or trustee for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Debt upon any such distribution of assets of Weyerhaeuser, or such payment having been duly provided for, the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of Weyerhaeuser applicable to Senior Debt until the principal of, and any premium and interest on, the Junior Subordinated Debt Securities is paid in full.

Because of such subordination, in the event of any distribution of assets of Weyerhaeuser upon dissolution, winding up, liquidation, reorganization or other similar proceedings of Weyerhaeuser:

•

holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Junior Subordinated Debt Securities and the holders of Junior Subordinated Debt Securities will be required to pay over their share of such distribution, to the extent made in respect of such Junior Subordinated Debt Securities, to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full; and

•

creditors of Weyerhaeuser who are neither holders of Junior Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities.

Such subordination also may result in a reduction or elimination of payments to the holders of Junior Subordinated Debt Securities.

The Junior Subordinated Indenture will also provide that no payment on account of the principal of, or any premium, sinking funds or interest on, the Junior Subordinated Debt Securities may be made if there is a continuing:

•

default in the payment when due of principal of, or any premium, sinking funds or interest on, any Senior Indebtedness of Weyerhaeuser and any applicable grace period with respect to such default has ended without such default having been cured or waived or ceasing to exist; or

•

event of default with respect to any Senior Indebtedness of Weyerhaeuser resulting in the acceleration of the maturity of the Senior Indebtedness without such acceleration having been rescinded or annulled or such Senior Indebtedness having been paid in full.

The Junior Subordinated Indenture will provide that the subordination provisions thereof will not apply to the Securities of any series if Weyerhaeuser has effected satisfaction and discharge of the Indenture with respect to the Securities of that series as described below under “-Defeasance and Discharge.”

The Junior Subordinated Indenture will not limit or prohibit the incurrence of Senior Debt by Weyerhaeuser. Senior Debt may include debt securities, indebtedness and other obligations that constitute “Senior Debt,” which means they are senior in right of payment to the Junior Subordinated Debt Securities, but may be subordinate in right of payment to certain other indebtedness and obligations of Weyerhaeuser. Weyerhaeuser may issue other debt securities or incur other indebtedness or obligations that are referred to or designated as “subordinated” securities, indebtedness or obligations, but that may constitute Senior Debt for purposes of the Junior Subordinated Indenture.

If this prospectus is being delivered in connection with the offering of Junior Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated or deemed to be incorporated by reference into this prospectus will describe the approximate amount of Senior Debt outstanding as of a recent date. That prospectus supplement also may describe any provisions applicable to the subordination of those Junior Subordinated Debt Securities, including any changes to the subordination provisions described in this prospectus.

As defined in the Junior Subordinated Indenture, “Senior Debt” will mean:

•

the principal of, and any premium and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) on, and any other amounts payable by Weyerhaeuser in respect of, indebtedness of Weyerhaeuser for borrowed money or indebtedness of Weyerhaeuser evidenced by any bond, note, debenture or other similar instrument;

•	all obligations of Weyerhaeuser to pay the deferred purchase price of property, excluding trade accounts payable arising in the ordinary course of business;

•	all obligations of Weyerhaeuser for the payment of money under a capitalized lease obligation or a synthetic lease obligation;

•

all obligations of Weyerhaeuser for the payment of money under any financial agreement designed to manage Weyerhaeuser’s exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including, without limitation, swap agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements;

•	all obligations of Weyerhaeuser for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction;

•	all liability of others described in any of the preceding five bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability; and

•	any deferral, renewal, extension or refunding of any liability or obligation of the types referred to in any of the bullets above.

This means that any such liability or obligation or any such deferral, renewal, extension or refunding will be considered to be Senior Debt unless the instrument creating or evidencing it, or pursuant to which it is outstanding, expressly provides that such liability or obligation is not senior or prior in right of payment to the Junior Subordinated Debt Securities or ranks pari passu with or subordinate to the Junior Subordinated Debt Securities in right of payment. However, the following will not constitute Senior Debt:

•	the Junior Subordinated Debt Securities or any obligations or liabilities of Weyerhaeuser thereunder or under the Junior Subordinated Indenture;

•	any liability for federal, state, local or other taxes owed by Weyerhaeuser;

•	any amounts owed by Weyerhaeuser to its officers or employees or for services rendered to Weyerhaeuser;

•	capital stock of Weyerhaeuser; and

•	any liability or obligation of others described in any of the preceding four bullets that Weyerhaeuser has guaranteed or that is otherwise its legal liability.

Conversion Rights

The terms on which Debt Securities of any series are convertible into or exchangeable for Common Shares or other securities of Weyerhaeuser will be described in the applicable prospectus supplement relating to those Debt Securities. The prospectus supplement will describe whether conversion or exchange is mandatory, at the option of the holder or at the option of Weyerhaeuser, and may describe circumstances under which the number of Common Shares or other securities of Weyerhaeuser to be received by the holders of Debt Securities would be subject to adjustment.

Events of Default

An Event of Default will occur under the applicable Indenture with respect to any series of Debt Securities issued under that Indenture if:

•

Weyerhaeuser fails to pay when due any installment of interest on any of the Debt Securities of that series and that default continues for 30 days (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to pay when due all or any part of the principal of and any premium on any of the Debt Securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser fails to deposit any sinking fund payment when due on any of the Debt Securities of that series (in the case of the Subordinated Indenture or the Junior Subordinated Indenture, whether or not such payment is prohibited by subordination provisions);

•

Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the Debt Securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of all series issued under that Indenture affected by that default or breach; or

•	specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing.

The trustee and holders of the Debt Securities may have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser has failed to pay the principal of, or any premium, interest or sinking fund payment on, any series of Debt Securities issued under any Indenture or Weyerhaeuser has breached any other covenant or warranty applicable to fewer than all the series of outstanding Debt Securities issued under that Indenture. Either the trustee or the holders of 25% in principal amount of the outstanding Debt Securities of such series, each such series voting as a separate class, may declare the principal of and accrued interest on all the Debt Securities of such series to be due and payable immediately. The trustee and holders of the Debt Securities also have certain acceleration rights if an Event of Default has occurred and is continuing because Weyerhaeuser defaulted in the performance of any other covenant or agreement in an Indenture applicable to all outstanding Debt Securities under such Indenture or because specified events have occurred and are continuing relating to Weyerhaeuser’s bankruptcy, insolvency or reorganization. Either the trustee or the holders of 25% in principal amount of all outstanding Debt Securities under such Indenture, treated as one class, may declare the principal of and accrued interest on all such outstanding Debt Securities to be due and payable immediately.

The holders of a majority in principal amount of the outstanding Debt Securities of such series (or of all series issued under such Indenture) may waive all defaults with respect to such affected Debt Securities and rescind a declaration of acceleration of payment. For the waiver to be effective, Weyerhaeuser would be required to pay or deposit with the applicable trustee prior to the entry of an acceleration judgment or decree, a sum sufficient to pay:

•	any principal amounts due before the acceleration;

•	all matured installments of interest on the outstanding Debt Securities of such series (or of all the outstanding Debt Securities under such Indenture); and

•	any other expenses specified in such Indenture.

Prior to the entry of an acceleration judgment or decree, Weyerhaeuser also would be required to cure or remedy all other Events of Default as provided under such Indenture or have received a waiver of the Event of

Default as permitted by such Indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of all series outstanding under such Indenture) may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of affected Debt Securities, except for a default:

•	in payment of principal of, or any premium or interest on, such Debt Securities; and

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Debt Security affected.

The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on such trustee. However, the direction must comply with law and the provisions of the applicable Indenture and is subject to exceptions provided in such Indenture. Before proceeding to exercise any right or power under any Indenture at the direction of a holder or holders, the applicable trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction.

Weyerhaeuser is required to furnish to each trustee annually a statement of two of its officers that they do not know of any default by Weyerhaeuser in the performance of the terms of the applicable Indenture. If such officers know that Weyerhaeuser is in default, then the statement must specify the default.

Each Indenture will require the trustee to give to all holders of outstanding Debt Securities of any series outstanding under that Indenture notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, the trustee will be entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee determines in good faith that withholding that notice is in the interest of the holders of the outstanding Debt Securities of that series, provided the default is not caused by Weyerhaeuser’s failure to pay the principal of, or any premium or interest on, any outstanding Debt Securities of that series.

Defeasance and Discharge

The following defeasance provision will apply to the Debt Securities of each series unless the applicable prospectus supplement provides otherwise.

Each Indenture provides or will provide, as applicable that, unless the terms of any series of Debt Securities issued under that Indenture provide otherwise, Weyerhaeuser will be discharged under certain circumstances from its obligations in respect of that Indenture and the outstanding Debt Securities of that series. In the case of the Senior Indenture, this includes Weyerhaeuser’s obligation to comply with the provisions referred to above under “Certain Covenants with Respect to Senior Debt Securities,” if applicable. However, Weyerhaeuser may not be excused from certain specified obligations of the applicable Indenture, such as the obligations to:

•	pay holders of Debt Securities of that series payments of principal and interest on the original stated due dates (but not upon acceleration);

•	register the transfer of or exchange outstanding Debt Securities of that series; and

•	replace stolen, lost or mutilated certificates.

To be discharged from its obligations with respect to the outstanding Debt Securities of any series, Weyerhaeuser must, among other things:

•

irrevocably deposit in trust sufficient cash, or U.S. Government Obligations, as defined in the applicable Indenture, that will repay sufficient cash to pay when due the principal of, and any premium and interest on, and any mandatory sinking fund payments in respect of the outstanding Debt Securities of the applicable series; and

•

deliver to the applicable trustee an officers’ certificate or an opinion of counsel that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding Debt Securities of that series.

Each Indenture provides or will provide, as applicable, that if all of the Debt Securities of any series issued under that Indenture will be due and payable within one year, or may be called for redemption within one year, the Indenture will cease to be of further effect with respect to the Debt Securities of that series if Weyerhaeuser has irrevocably deposited in trust sufficient cash, or U.S. Government Obligations that will repay sufficient cash to pay upon maturity or redemption all Debt Securities of that series. However, Weyerhaeuser may not be excused from certain specified obligations of that Indenture, such as the obligations to:

•	pay the Holders of Debt Securities of that series principal and interest on the original stated due dates (but not upon acceleration);

•	register the transfer of and exchange outstanding Debt Securities of that series; and

•	replace stolen, lost or mutilated certificates.

Modification of the Indentures

Each Indenture provides or will provide, as applicable, that Weyerhaeuser and the applicable trustee may enter into supplemental indentures without the consent of the holders of any Debt Securities to, among other things:

•	secure the Debt Securities of one or more series issued under that Indenture;

•	evidence the assumption by a successor person of Weyerhaeuser’s obligations under the Indenture and the Debt Securities issued under that Indenture;

•	add covenants for the protection of the holders of Debt Securities issued under that Indenture;

•

cure any ambiguity or correct or supplement any defect or inconsistency in the Indentures or to make other changes our Board of Directors deems necessary or desirable, so long as none of those actions adversely affects the interests of the holders of Debt Securities issued under that Indenture;

•	establish the form or terms of the Debt Securities of any series issued under that Indenture; and

•	evidence the acceptance of the appointment by a successor trustee.

Each Indenture also permits or will also permit, as applicable, Weyerhaeuser and the applicable trustee to enter into supplemental indentures, if they obtain the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series issued under that Indenture that are affected. The holders would vote as one class. Such a supplemental indenture could add provisions to, or change or eliminate any of the provisions of, that Indenture or modify the rights of the holders of the Debt Securities of each series issued under that Indenture so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding Debt Security issued under that Indenture so affected:

•	extend the final maturity of any such Debt Security;

•	reduce the principal amount of any such Debt Security;

•	reduce the rate or extend the time of payment of interest on any such Debt Security;

•	reduce any amount payable on redemption of any such Debt Security;

•	impair the right of any holder of any such Debt Securities to institute suit for the payment of any such Debt Security;

•

adversely change the right to convert or exchange any of the Debt Securities issued under that Indenture, including decreasing the conversion or exchange rate or increasing the conversion or exchange price of, any such Debt Security;

•	in the case of the Subordinated Indenture, modify the subordination provisions or the definition of Senior Indebtedness in a manner adverse to the holders of the Subordinated Debt Securities;

•	in the case of the Junior Subordinated Indenture, modify the subordination provisions of the definition of Senior Debt in a manner adverse to the holders of the Junior Subordinated Debt Securities; or

•	reduce the percentage in principal amount of Debt Securities of any such series the consent of the holders of which is required for any supplemental indenture described in this paragraph.

Consolidation, Merger, Conveyance or Transfer

Weyerhaeuser may take certain actions without the consent of the trustee or the holders of Debt Securities. Weyerhaeuser may consolidate or merge with, or convey, sell or lease all or substantially all of its assets to, any other entity. However, Weyerhaeuser may take these actions only if any successor is an entity organized under the laws of the United States of America or any State and the successor expressly assumes all obligations of Weyerhaeuser under the Debt Securities. Certain other conditions also must be met. Following a sale or other conveyance, except by lease, of all or substantially all of Weyerhaeuser’s assets, Weyerhaeuser will be relieved of all obligations under the Indentures and the Debt Securities.

Applicable Law

The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank) is the trustee under the Senior Indenture. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation. The trustee under the Subordinated Indenture and the Junior Subordinated Indenture will be specified in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, the authorized capital stock of Weyerhaeuser Company consists of:

•	1,360,000,000 common shares having a par value of $1.25 per share (the “Common Shares”);

•	7,000,000 preferred shares having a par value of $1.00 per share, issuable in series (the “Preferred Shares”); and

•	40,000,000 preference shares having a par value of $1.00 per share, issuable in series (the “Preference Shares”).

At December 31, 2020, there were outstanding:

•	747,384,592 Common Shares;

•	employee stock options to purchase an aggregate of 3,768,028 Common Shares;

•	performance share units issuable into a maximum of 1,791,519 Common Shares (assumes maximum performance of each outstanding performance share award plan);

•	restricted stock units issuable into a maximum of 1,851,311 Common Shares;

•	no Preferred Shares; and

•	no Preference Shares.

Restrictions on Ownership and Transfer of Capital Stock

Weyerhaeuser Company elected to be taxed as a REIT commencing with its taxable year ending December 31, 2010. To continue to qualify for taxation as a REIT, we must comply with certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”). In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Weyerhaeuser’s Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of its capital stock to protect us from losing our status as a REIT. For more information, see “Certain Federal Income Tax Considerations-Restrictions on Ownership and Transfer of Capital Stock.”

Provisions of Washington Law Applicable to Capital Stock

Washington law contains provisions that could delay, deter or prevent a change in control of Weyerhaeuser. Washington law provides that if a person or group of persons (an “acquiring person”) beneficially acquires the voting shares entitled to cast votes comprising ten percent or more of the voting power of a target Washington corporation, such as Weyerhaeuser, the target corporation may not enter into a “significant business transaction” with the acquiring person or affiliate or associate of the acquiring person for a period of five years, unless the transaction is approved (i) by a majority of the members of the board of directors of the target corporation prior to the acquisition of such shares by the acquiring person or (ii) after the acquiring person’s acquisition of such shares, by a majority of the members of the board of directors of the target corporation and at an annual or special meeting of shareholders by two-thirds of the votes entitled to be cast by the outstanding voting shares of the target corporation, except for the shares beneficially owned by or under the voting control of the acquiring person.

Washington law further provides that, except for transactions approved as described above, a target corporation may not engage at any time in a merger, share exchange or consolidation with an acquiring person or its affiliate or associate, or liquidate or dissolve pursuant to an agreement with an acquiring person, unless either (i) the aggregate consideration received by the shareholders of the target corporation is at least equal to the market value of such target corporation’s shares at certain defined points in time and the consideration is paid promptly in cash to the shareholders or (ii) the transaction is approved at a meeting of the target corporation’s shareholders no earlier than five years after the acquisition of ten percent or more of such target corporation’s voting stock by the acquiring person, which approval must be by the votes of a majority of shareholders entitled to be counted within each voting group of shareholders entitled to vote separately on the transaction with any shares owned by the acquiring person not allowed to be voted.

“Significant business transaction” is defined under Washington law to include, among other types of transactions: (a) a merger, share exchange or consolidation of a target corporation with the acquiring person; (b) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition or encumbrance, whether in one transaction or a series of transactions, to or with such acquiring person of assets having an aggregate market value equal to five percent or more of (i) the aggregate market value of all the assets of a target corporation on a consolidated basis, (ii) the aggregate market value of all outstanding shares of a target corporation on a consolidated basis, or (iii) the earning power or net income of a targeted corporation on a consolidated basis; (c) the termination of five percent or more of the employees of a target corporation or its subsidiaries employed in the State of Washington, whether at one time or over a period of five years as a result of the acquiring person’s acquisition of ten percent or more of the shares of such target corporation; (d) the liquidation or dissolution of a target corporation pursuant to an agreement with an acquiring person; or (e) a reclassification of securities, including without limitation, any shares split, shares dividend, or other distribution of shares in respect of stock, or any reverse shares split or recapitalization of a target corporation, or a merger or consolidation of a target corporation with one of its subsidiaries pursuant to an agreement with an acquiring person that has the effect, directly or indirectly, of increasing the proportionate ownership by the acquiring person of outstanding shares of a class or series of voting shares or securities convertible into voting shares of such target corporation or its subsidiary.

Transactions that do not comply with the above-described requirements are void under Washington law. These provisions of Washington law may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices for our capital stock and also could limit the price investors are willing to pay for shares of our capital stock.

DESCRIPTION OF PREFERRED SHARES

The following description of certain general terms and provisions of our Preferred Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preferred Shares to which a prospectus supplement may relate. Other specific terms of such Preferred Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preferred Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 7,000,000 shares of Preferred Shares having a par value of $1.00 per share. Our Board of Directors has the authority, without further action by our shareholders, to approve the issuance of Preferred Shares from time to time in one or more series. Our Articles of Incorporation provide that all Preferred Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation, up to a maximum aggregate amount for all series of Preferred Shares of $350,000,000;

•	sinking fund provisions, if any, for the redemption or purchase of Preferred Shares;

•	the terms and conditions, if any, on which Preferred Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preferred Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares or other series of Preferred Shares or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preferred Shares will rank senior to Common Shares with respect to accrued dividends and assets available upon liquidation, on parity with the Preference Shares with respect to accrued dividends, and senior to the Preference Shares with respect to rights upon liquidation, winding-up or dissolution, with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon. There are currently no Preferred Shares outstanding.

The prospectus supplement relating to the Preferred Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•	the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Articles of Incorporation and Washington law.

The holders of Preferred Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preferred Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preferred Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preferred Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preferred Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preferred Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preferred Shares have not been declared and paid or set apart for payment in full on all outstanding Preferred Shares for all past dividend periods and the current dividend period the following restrictions apply:

•	no dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preferred Shares;

•	no funds may be set aside for the redemption of Preferred Shares of any series (including any sinking fund payment for the Preferred Shares);

•

no funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preferred Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preferred Shares; and

•	accrued and unpaid dividends on the Preferred Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preferred Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preferred Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preferred Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preferred Shares of these amounts, then those assets will be distributed ratably among such holders of Preferred Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preferred Shares will not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations;

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preferred Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. Unless otherwise indicated in the prospectus supplement relating to a series of Preferred Shares, each series of Preferred Shares will be entitled to one vote (not as a class) on each matter submitted to a vote at a meeting of shareholders. As long as any Preferred Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preferred Shares, amend our Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preferred Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preferred Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preferred Shares or of any outstanding series of Preferred Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preferred Shares;

•	change the Preferred Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preferred Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preferred Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preferred Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preference Shares, if any. If at any time the holders of the Preferred Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preferred Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preferred Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preferred Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preferred Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preferred Shares will continue until all arrears in payment of quarterly dividends on the Preferred Shares have been paid and dividends on Preferred Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preferred Shares terminate, the term of office of the directors elected by the Preferred Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preferred Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF PREFERENCE SHARES

The following description of certain general terms and provisions of our Preference Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Preference Shares to which a prospectus supplement may relate. Other specific terms of such Preference Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Preference Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 40,000,000 Preference Shares having a par value of $1.00 per share. The Preference Shares offered hereby will be issued in one or more series. All Preference Shares will be identical, except as to the following rights and preferences which may be established by our Board of Directors without further action by our shareholders:

•	the dividend rate;

•	whether shares may be redeemed and, if so, the redemption price and other terms and conditions of redemption;

•	the amount payable in the event of voluntary and involuntary liquidation;

•	sinking fund provisions, if any, for the redemption or purchase of Preference Shares;

•	the terms and conditions, if any, on which Preference Shares may be converted; and

•	voting rights, if any, if permitted by Washington law.

Our Board of Directors, without shareholder approval, could authorize the issuance of Preference Shares with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Shares, the Preferred Shares or any other series of Preference Shares, or that could have the effect of delaying, deferring or preventing a change in control of Weyerhaeuser. All Preference Shares rank senior to Common Shares with respect to accrued dividends and assets available upon liquidation, on parity with the Preferred Shares with respect to dividend rights, and subordinate to the Preferred Shares with respect to assets available upon liquidation with respect to the preferential amount thereof equal to the liquidation preference thereof and accrued and unpaid dividends thereon.

The prospectus supplement relating to the Preference Shares of any series will describe their specific terms, including, where applicable:

•	the designation of such shares and the number of shares that constitute such class or series;

•

the dividend rate (or the method of calculation thereof), if any, the type of dividend (e.g., cash or payment in kind) on the shares of such class or series, and the priority as to payment of dividends with respect to other classes or series of capital stock of Weyerhaeuser;

•	the dividend periods (or the method of calculation thereof);

•

the currency or units based on or relating to currencies in which such shares are denominated and/or payment will or may be payable, and the methods by which amounts payable in respect of such shares may be calculated and any commodities, currencies, indices, value, rate or price relevant to such calculation;

•	the voting rights, if any, of such shares;

•

the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Weyerhaeuser, and any other rights of the shares of such class or series upon any liquidation or winding up of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be subject to redemption or repurchase at the option of Weyerhaeuser;

•	whether and on what terms the shares of such class or series will be convertible into or exchangeable for other equity securities of Weyerhaeuser;

•	whether the shares of such class or series of will be listed on a securities exchange;

•	any special U.S. federal income tax considerations applicable to the shares of such class or series; and

•

the other rights and privileges, and any qualifications, limitations or restrictions of such rights or privileges, of such class or series not inconsistent with our Articles of Incorporation and Washington law.

The holders of Preference Shares will have no preemptive rights. If specified in the applicable prospectus supplement, the Preference Shares of any series offered thereby may be convertible into or exchangeable for other securities of Weyerhaeuser. Preference Shares offered by a prospectus supplement, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. All Preference Shares will be of equal rank with each other with respect to the payment of dividends and the distribution of assets upon our liquidation, regardless of series.

Dividends

Holders of Preference Shares of each series will be entitled to receive, when and if declared by our Board of Directors out of funds legally available therefor, cumulative dividends at the rate determined by our Board of Directors for such series, and no more. Dividends, if any, on the Preference Shares will accrue on a daily basis from the date our Board of Directors may fix for any series. If the prescribed dividends for each series of Preference Shares have not been declared and paid or set apart for payment in full on all outstanding Preference Shares for all past dividend periods and the current dividend period, the following restrictions apply:

•	no dividends may be declared or paid for any class of shares whose dividends rank as subordinate to the Preference Shares;

•	no funds may be set aside for the redemption of Preference Shares of any series (including any sinking fund payment for the Preference Shares);

•

no funds may be set aside for the purchase, redemption (including any sinking fund payment) or other acquisition for value of any class or series of Preference Shares whose dividends or assets rank on a parity with or subordinate to any such series of Preference Shares; and

•	accrued and unpaid dividends on the Preference Shares will not bear interest.

Liquidation

In the event of voluntary or involuntary liquidation of Weyerhaeuser, the holders of Preference Shares have certain rights that are superior to holders of other classes of shares ranking (as to assets) subordinate to the Preference Shares. Before any distribution of assets may be made to the holders of any subordinate class of shares, the holders of the Preference Shares of each series will be entitled to receive out of the assets of Weyerhaeuser available for distribution the sum of (i) the liquidation preference for such series and (ii) an amount equal to any accrued and unpaid dividends. If the assets of Weyerhaeuser available for distribution to its shareholders upon liquidation are not sufficient to permit full payment to the holders of the Preference Shares of these amounts, then those assets will be distributed ratably among such holders of Preference Shares in proportion to the amounts they are owed. After payment in full of these amounts, the holders of Preference Shares will be not be entitled to any further distribution of Weyerhaeuser assets. The following actions will not be deemed to be a voluntary or involuntary liquidation:

•	the consolidation or merger of Weyerhaeuser with or into any other corporation or corporations;

•	the sale or lease of all or substantially all of the assets of Weyerhaeuser; or

•	the merger or consolidation of any other corporation into and with Weyerhaeuser.

Voting

The Preference Shares of a series will not be entitled to vote, except as provided below or in the applicable prospectus supplement and as required by applicable law. As long as any Preference Shares are outstanding, we may not, without the affirmative vote of the holders of at least two-thirds of the outstanding Preference Shares, amend our Articles of Incorporation for the purpose of, or take any other action to:

•	increase the aggregate number of Preference Shares or shares of any other class ranking as to dividends or assets on a parity or prior to the Preference Shares;

•	change the designations, preferences, limitations, voting or other relative rights of the Preference Shares or of any outstanding series of Preference Shares;

•	effect an exchange, reclassification or cancellation of all or part of the Preference Shares;

•	change the Preference Shares into the same or different number of shares, with or without par value of the same or any other class; or

•	cancel or otherwise affect dividends on the Preference Shares of any series that have accrued, but have not been declared.

If we have failed to pay dividends on the Preference Shares in an amount equal to at least six quarterly dividends, whether or not consecutive, then the holders of Preference Shares, voting as a class, will be entitled to elect two additional directors to our Board of Directors beyond the number specified in the Bylaws to be elected by all shareholders and beyond the number that may be elected by the holders of the Preferred Shares, if any. If at any time the holders of the Preference Shares become entitled to elect such two additional directors, the maximum number of members of our Board of Directors will automatically be increased by two directors and the vacancies so created will be filled only by the vote of the holders of Preference Shares voting as a class. Those voting rights may be exercised initially either at a special meeting of the holders of the Preference Shares or at any annual meeting of shareholders at which directors will be elected, and thereafter at such annual meetings. If the office of any directors elected pursuant to the special voting rights of the Preference Shares becomes vacant, the remaining director elected pursuant to the special voting rights of Preference Shares will choose a successor, to hold office for the unexpired term of the predecessor. The special voting rights of Preference Shares will continue until all arrears in payment of quarterly dividends on the Preference Shares have been paid and dividends on Preference Shares for the then current quarter have been declared and paid or set apart for payment. When the special voting rights of the Preference Shares terminate, the term of office of the directors elected by the Preference Shares also will terminate immediately and the maximum authorized number of members of our Board of Directors automatically will be reduced accordingly.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any series of Preference Shares will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Weyerhaeuser may offer depositary shares (“Depositary Shares”) representing fractional interests in the Preferred Shares or Preference Shares of any series. If we offer Depositary Shares, we will enter into a deposit agreement (“Deposit Agreement”) with a bank or trust company, as depositary (“Depositary”). Depositary Shares will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to the Deposit Agreement.

The following summarizes selected provisions of the Deposit Agreement, the Depositary Shares and the Depositary Receipts. This summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable Deposit Agreement and related Depositary Receipts. You should read the particular terms of any Depositary Shares and Depositary Receipts that we offer along with the Deposit Agreement related to the particular series of Preferred Shares or Preference Shares, all of which will be described in more detail in the applicable prospectus supplement. A copy of the form of Deposit Agreement, including the form of Depositary Receipt, will be incorporated by reference as an exhibit to registration statement to which the applicable prospectus supplement is a part. You may obtain copies as described below under the heading “Where You Can Find More Information.”

General

We may, at our option, elect to offer fractional shares of Preferred Shares or Preference Shares, rather than full shares of Preferred Shares or Preference Shares. If we choose to offer fractional shares, we will cause the Depositary to issue Depositary Receipts evidencing the related Depositary Shares. Each Depositary Receipt will represent a fractional interest, to be set forth in the applicable prospectus supplement, of a share of a particular series of Preferred Shares or Preference Shares.

The shares of any series of Preferred Shares or Preference Shares represented by Depositary Shares will be deposited under a separate Deposit Agreement between Weyerhaeuser and the applicable Depositary. Any Depositary we select must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled to all of the rights and preferences of the respective Preferred Shares or Preference Shares in proportion to the applicable fraction of a share of Preferred Shares or Preference Shares represented by that Depositary Share, including dividend, voting, redemption, conversion and liquidation rights.

The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement. Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Shares or Preference Shares in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon our written order, execute and deliver temporary Depositary Receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at our expense.

The applicable prospectus supplement relating to the Depositary Shares will describe their specific terms, including, where applicable:

•	the terms of the series of Preferred Shares or Preference Shares deposited by Weyerhaeuser under the related Deposit Agreement;

•	the number of Depositary Shares and the fraction of one share of such Preferred Shares or Preference Shares represented by one such Depositary Share;

•	whether such Depositary Shares will be listed on any securities exchange; and

•	other specific terms of the Depositary Shares and the related Deposit Agreement.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Shares or Preference Shares to the record holders of Depositary Receipts relating to such Preferred Shares or Preference Shares.

In the event of a non-cash distribution, the Depositary will attempt to distribute property it receives to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date. If the Depositary determines that it is not feasible to make such a distribution, it may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, which may include the sale of such property and the distribution of the net proceeds from the sale to holders of the Depositary Receipts.

Redemption and Repurchase of Preferred Shares or Preference Shares

If a redeemable series of Preferred Shares or Preference Shares represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed using the proceeds received by the Depositary from the redemption of shares of such series of Preferred Shares or Preference Shares held by the Depositary. The Depositary Shares will be redeemed at a price per Depositary Share equal to the applicable fraction of the redemption proceeds per share payable for the shares of Preferred Shares or Preference Shares so redeemed. Whenever we redeem shares of Preferred Shares or Preference Shares held by the Depositary, the Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Shares or Preference Shares so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary will select the Depositary Shares to be redeemed by lot or pro rata or by any other equitable method determined by the Depositary.

After the redemption date, the Depositary Shares called for redemption will no longer be outstanding and all rights of the holders of the related Depositary Receipts with respect to the Depositary Shares called for redemption will end, except the right to receive the redemption amount payable upon surrender of Depositary Receipts to the Depositary.

Withdrawal of Preferred Shares or Preference Shares

Unless the related Depositary Shares have already been called for redemption, holders of Depositary Receipts may surrender their Depositary Receipts at the specified office of the Depositary and receive the number of whole shares of the related series of Preferred Shares or Preference Shares and any money or other property represented by such Depositary Receipts. Holders of Depositary Receipts making such withdrawals will be entitled to receive whole shares of Preferred Shares or Preference Shares on the basis described in the applicable prospectus supplement, but holders of whole shares of Preferred Shares or Preference Shares will not thereafter be entitled to deposit these Preferred Shares or Preference Shares under the Deposit Agreement or to receive Depositary Receipts in exchange therefor. If the Depositary Shares surrendered by the holder in connection with a withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Shares or Preference Shares to be withdrawn, the Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

Voting Deposited Preferred Shares and Preference Shares

If the Depositary receives notice of any meeting at which the holders of any series of deposited Preferred Shares or Preference Shares are entitled to vote, the Depositary will mail the information contained in the meeting notice to the record holders of the related Depositary Receipts. The record date for the holders of the Depositary Receipts will be the same date as the record date for the related series of Preferred Shares or Preference Shares. Each record holder of such Depositary Receipts on the record date will be entitled to instruct the Depositary how to vote the number of Preferred Shares or Preference Shares represented by the holder’s Depositary Shares. The Depositary will take all practicable steps to vote the number of Preferred Shares or Preference Shares represented by such Depositary Shares in accordance with such instructions, and we will take all reasonable actions that the Depositary deems necessary to enable the Depositary to do so. The Depositary will abstain from voting any Preferred Shares or Preference Shares for which it does not receive specific voting instructions from the holders of the related Depositary Receipts.

Amendment and Termination of Deposit Agreement

Weyerhaeuser and the Depositary may amend the form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of the Depositary Receipts issued under any Deposit Agreement or the related Depositary Shares will not be effective unless the amendment has been approved by the holders of at least a majority of such Depositary Shares then outstanding. The rules of any securities exchange on which such Depositary Shares may be listed may require approval of a greater proportion. No such amendment may impair the right of any holder of Depositary Receipts to receive the related Preferred Shares or Preference Shares upon surrender of such Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective who continues to hold such Depositary Receipt, and any transferee of such holder who then acquires such Depositary Receipt, will be deemed to consent and agree to such amendment and to be bound by the amended Deposit Agreement. The Deposit Agreement may be terminated if:

•	all outstanding Depositary Shares issued thereunder have been redeemed;

•	each share of Preferred Shares and Preference Shares deposited thereunder has been converted into or exchanged for other securities or has been withdrawn; or

•	there has been a final distribution in respect of the Preferred Shares or Preference Shares deposited thereunder in connection with any liquidation, dissolution or winding up of Weyerhaeuser.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the relevant series of Preferred Shares or Preference Shares. We will also pay all fees and expenses incurred by the Depositary in connection with the performance of its duties under the Deposit Agreement. Holders of Depositary Receipts will pay all other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal. Any successor Depositary must be a bank or trust company with its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the applicable Depositary Receipts all reports and communications from us which are delivered to the Depositary with respect to the deposited Preferred Shares or Preference Shares.

Neither the Depositary nor Weyerhaeuser will be liable if either of them is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Weyerhaeuser and the Depositary under the Deposit Agreement will be limited to performance in good faith of our and its duties under the Deposit Agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of the Preferred Shares or Preference Shares unless satisfactory indemnity is furnished. The Depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON SHARES

The following description of certain general terms and provisions of our Common Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Articles of Incorporation and Bylaws, which have been filed and incorporated by reference as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. You may obtain copies as described below under the heading “Where You Can Find More Information.”

The following describes some of the general terms and provisions of the Common Shares to which a prospectus supplement may relate. Other specific terms of such Common Shares will be described in the applicable prospectus supplement. To the extent that any particular terms of the Common Shares described in the applicable prospectus supplement differ from any of the terms described in this prospectus, the particular terms described in the applicable prospectus supplement will take precedence.

General

Our Articles of Incorporation authorize the issuance of 1,360,000,000 Common Shares having a par value of $1.25 per share. Our Common Shares are traded on the New York Stock Exchange under the symbol “WY.” Computershare Investor Services serves as transfer agent and registrar of the Common Shares. Our Common Shares will be, when issued against full payment of the purchase price therefor, fully paid and nonassessable. Our Common Shares do not carry any preemptive rights enabling a holder to subscribe for or receive any additional securities that we may issue from time to time. No conversion rights, redemption rights or sinking fund provisions are applicable to our Common Shares. The rights of holders of Common Shares will be subject to the rights of holders of any Preferred Shares and any Preference Shares that may be issued and outstanding from time to time. Our Board of Directors can authorize the issuance of Preferred Shares and Preference Shares without shareholder approval. Such issued shares could have voting, conversion and other rights that could adversely affect the rights of holders of Common Shares. Our Board of Directors also could authorize the issuance of additional Common Shares from time to time without shareholder approval.

Dividends

The holders of our Common Shares are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available for distribution. These dividends may be paid only out of funds remaining after full cumulative dividends upon all outstanding Preferred Shares and Preference Shares have been paid or set apart for payment for all past dividend periods and the then current dividend period.

Liquidation Rights

Upon any voluntary or involuntary liquidation of Weyerhaeuser, our assets must be used in the following order of priority:

•	payment of or provision for all of our debts and liabilities;

•	payment of all sums to which the Preferred Shares or Preference Shares may be entitled; and

•	distribution ratably to holders of our Common Shares the remaining assets of Weyerhaeuser.

Voting Rights

The holders of Common Shares currently possess exclusive voting rights on all matters submitted to our shareholders. However, holders of our Preferred Shares and Preference Shares would have special voting rights with respect to the election of directors in the event that we fail to pay dividends thereon in an amount equal to at least six quarterly dividends. In addition, our Board of Directors may also specify other voting rights with respect to Preferred Shares or Preference Shares that may be issued in the future. Each holder of Common Shares is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors, which means that the holders of a majority of the shares entitled to vote for the election of our directors can elect all of our directors then standing for election. Our Articles of Incorporation provide that our Board of Directors must consist of not fewer than nine nor more than 13 directors. The exact number of directors is fixed from time to time by resolution adopted by our Board of Directors.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities.

Warrants may be issued independently or together with other securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the particular warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants we may offer, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related Debt Securities with which the debt warrants are issued, and the number of the debt warrants issued with each Debt Security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the Debt Securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related Debt Securities will be separately transferable;

•

the principal amount of Debt Securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of Debt Securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Other Warrants

We may issue warrants to purchase securities other than debt securities. The applicable prospectus supplement will describe the terms of any other warrants, including the following as applicable:

•	the title of the warrants;

•	the securities (which may include Common Shares, Preferred Shares, Preference Shares or Depositary Shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the Common Shares, Preferred Shares, Preference Shares or Depositary Shares with which the warrants are issued, and the number of the warrants issued with each such share;

•	if applicable, the date on and after which the warrants and the related Common Shares, Preferred Shares, Preference Shares or Depositary Shares will be separately transferable;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of Debt Securities or the number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

No Rights as Holders of Securities

Prior to the exercise of the warrants, holders of warrants will not have any of the rights of holders of the Debt Securities or the shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares purchasable upon such exercise. Warrant holders also will not be entitled to receive any payments of any principal, interest, dividends or other distributions on the securities purchasable upon such exercise.

Transfer and Exchange

Certificates representing warrants may be exchangeable for new certificates representing warrants of different authorized denominations at any office or agency of the relevant warrant agent maintained for that purpose. The exact terms and conditions of any exchange will be described in the related warrant agreement prior to the date of exercise of such warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of Common Shares, Preferred Shares, Preference Shares or Depositary Shares. The price per share of our Common Shares, Preferred Shares, Preference Shares or Depositary Shares, and the number of shares, may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract, (b) warrants, and/or (c) Debt Securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, Common Shares, Preferred Shares, Preference Shares or Depositary Shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material U.S. federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities to or through underwriters, dealers, agents or other third parties, or directly to one or more purchasers, or through a combination of any of these methods.

We may offer and sell the securities described in this prospectus in any one or more of the following ways:

•	to or through underwriters, dealers, agents or other third parties;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•	through a combination of any of the above methods of sale; or

•	through other means permitted pursuant to applicable law.

Each time we sell securities, we will provide a prospectus supplement that will describe the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, dealers or agents; and

•	other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

If underwriters are used in the sale, the underwriters may acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.

In connection with the sale of securities, underwriters and agents may receive compensation from us in the form of discounts or commissions. They may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Any discounts or commissions paid by Weyerhaeuser to any underwriters or agents in connection with the offering of securities will be stated in the applicable prospectus supplement. Any discounts, concessions or commissions allowed by underwriters to participating dealers will also be stated in the applicable prospectus supplement.

To facilitate the offering of the securities offered by any prospectus supplement, and in accordance with applicable law and industry practice, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities at levels above those that might otherwise prevail in the open market. They also may take such actions for other securities that may be issued upon conversion, exchange or exercise of the securities or the prices of which may be used to determine payments on the securities. The underwriters may over-allot in connection with the offering, creating a short position in the applicable securities for their own account. In addition, to cover over-allotments or to stabilize the price of the applicable securities, the underwriters may engage in transactions for those securities in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Any of these activities may stabilize or maintain the market price of the applicable securities above independent market levels. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, and if commenced may end any of these activities at any time.

We may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. In addition, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. The terms of any such sales will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements entered into with Weyerhaeuser to indemnification against certain specified liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for Weyerhaeuser or our affiliates in the ordinary course of business.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to the taxation and qualification of Weyerhaeuser Company as a REIT. The information in this discussion is based on current provisions of the Code and the Treasury Regulations thereunder, as well as existing judicial decisions and IRS administrative interpretations and practices, all of which are subject to change either prospectively or retroactively.

Future legislation, Treasury Regulations, administrative interpretations and practices and/or judicial decisions could significantly change the law and adversely affect our taxation and qualification as a REIT. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the positions described in the discussion below.

Taxation of Weyerhaeuser as a REIT

Under federal income tax law, if certain detailed conditions imposed by the Code and related Treasury Regulations are satisfied, an entity that invests principally in real estate and that would otherwise be subject to tax as a corporation may elect to be treated as a REIT for federal income tax purposes. These conditions relate, in part, to the nature of the entity’s assets and income. Provided Weyerhaeuser Company qualifies as a REIT, Weyerhaeuser Company generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that we currently distribute to our shareholders each year. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This treatment substantially eliminates the “double taxation” applicable to regular corporations that are subject to taxation once at the corporate level, when income is earned, and again at the shareholder level, when that income is distributed.

We elected to be taxed as a REIT commencing with our taxable year ending December 31, 2010. For tax purposes, this election was effective as of January 1, 2010. Although no assurance can be given, we believe that we have organized and operated in a manner that qualifies for taxation as a REIT as of January 1, 2010 and through the date of this filing, and we intend to continue to operate in such a manner.

Our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code described below. Thus, while we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will be able to qualify as a REIT for any particular year. In addition, no assurance can be given that the IRS will not challenge the conclusions and tax positions described in this discussion. Further, the anticipated income tax treatment we describe in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “-Failure to Qualify as a REIT.”

We expect to derive most of our REIT income from investments in timberlands, including the sale of standing timber. Weyerhaeuser Company owns various taxable REIT subsidiaries (“TRSs”), which include our manufacturing businesses, our real estate development business and our non-qualified timberland segment. Income earned by the TRSs will be subject to federal corporate income taxes. In addition, we will be subject to a variety of other taxes, including payroll taxes, state, local and non-U.S. income taxes, property taxes and other taxes on our assets and operations.

Even if Weyerhaeuser Company qualifies to be taxed as a REIT, we will be subject to federal corporate income tax under certain circumstances, including the following:

•	We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “-Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•

We will be subject to tax at the highest corporate rate (currently 21%) on any (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test described below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset test or other requirements applicable to REITs described below yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on, and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS, if and to the extent that the IRS successfully determines the items were not transacted at arm’s length and adjusts the reported amounts of these items.

REIT Qualification

To qualify for taxation as a REIT, we must meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (6) and (7) must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year.

Accordingly, our capital stock must be held by at least 100 persons and no more than 50% of the value of its capital stock may be owned, directly or indirectly, by five or fewer “individuals” at any time during the last half of the taxable year. For these purposes, certain entities such as private foundations are treated as “individuals.”

Ownership and Transfer Restrictions

In general, to qualify for taxation as a REIT no more than 50% in value of our capital stock may be owned by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year, and our Common Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Our Articles of Incorporation provide for certain restrictions regarding the ownership and transfer of our capital stock so that we comply with the ownership rules described above and to protect us from losing our status as a REIT. However, no assurance can be given that these restrictions will ensure that we will in all cases continue to comply with the REIT requirements.

Our Articles of Incorporation provide that, subject to certain exceptions:

•

No person may beneficially or constructively own more than 9.9% of the number of shares or aggregate value of the outstanding shares of any class or series of our capital stock, which includes our Common Shares. If our Board of Directors has excepted a holder from this restriction, such excepted holder may not beneficially or constructively own more than the limit established by our Board of Directors.

•

No person may beneficially own shares of our capital stock if such ownership would result in Weyerhaeuser being “closely held” within the meaning of section 856(h) of the Code or otherwise failing to qualify as a REIT.

•

No person may constructively own shares of our capital stock if such ownership would result in Weyerhaeuser owning (actually or constructively) an interest in a tenant that is described in section 856(d)(2)(B) of the Code if the income derived from the tenant would cause us not to satisfy the gross income requirements of section 856(c) of the Code.

•

No person may transfer any beneficial or constructive ownership of shares of our capital stock if as a result of such transfer shares of our capital stock would be beneficially owned by fewer than 100 persons within the meaning of section 856(a)(5) of the Code.

•	No person may constructively own shares of our capital stock if it would result in Weyerhaeuser not being a “domestically controlled REIT” within the meaning of section 897(h) of the Code.

•	No person may beneficially own shares of our capital stock if it would result in Weyerhaeuser being “pension held” within the meaning of section 856(h)(3)(D) of the Code.

If there is any purported transfer of shares of capital stock or any other event that would result in a person (the “Intended Transferee”) beneficially owning shares in violation of the restrictions described above, or that would result in our disqualification as a REIT, that number of shares that would cause a violation (referred to below as “excess shares”) will be automatically transferred to a trust for the benefit of a charitable organization. If such transfer to a trust would not for any reason avoid a violation of the restrictions, such transfer will be null and void and of no force or effect with respect to the Intended Transferee as to the excess shares. However, these restrictions do not preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange or other national securities exchange.

In the case of an automatic transfer to a trust, the beneficiary will be a qualified charitable organization selected by our Board of Directors.

Such automatic transfer will be deemed to be effective as of the close of business on the trading day prior to the date of the violative transfer. Within 90 days after receiving notice of the transfer of shares to the trust, the trustee of the trust will be required to sell the excess shares to a person or entity who could own such shares without violating the applicable ownership limitation provision. The trustee, upon a sale of these shares, would then distribute to the Intended Transferee an amount equal to the lesser of the price paid by the Intended Transferee for the excess shares or the net sales proceeds received by the trust for the excess shares. Where excess shares are transferred to a trust other than as a result of a transfer for value, such as a gift, the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the Intended Transferee an amount equal to the lesser of the fair market value of the excess shares as of the date of the automatic transfer to the trust or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Intended Transferee will be distributed to the charitable beneficiary. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive in trust for the charitable beneficiary all dividends and other distributions paid by us with respect to the excess shares.

In addition, the shares of capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift or other transaction not for value, the market price at the time of the gift or other transaction) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept such offer until such time as the trustee has sold the shares in the trust. Upon the sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee shall distribute the net proceeds of the sale to the Intended Transferee and the charitable beneficiary as described above.

The restrictions on transferability and ownership will not apply if our Board of Directors waives the application of the ownership limitations with respect to a person subject to such limits, provided that our Board of Directors obtains representations and undertakings from such person as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of shares of our capital stock will not cause us to fail to qualify as a REIT and such person agrees in writing or enters into an agreement or undertaking in connection with such exemption.

To monitor compliance with the REIT ownership requirements, we generally are required to maintain records regarding the actual ownership of our capital stock. To do so, we must request written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock (i.e., the persons required to include in gross income the REIT dividends paid by us). A list of persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. Treasury Regulations require a shareholder that fails or refuses to comply with the request to submit a statement with its tax return disclosing its actual ownership of the stock and certain other information. If we comply with these requirements and do not know, or exercising reasonable due diligence would not have known, of our failure to meet condition (6) above under “-Ownership and Organizational Requirements” we will be treated as having met this condition.

The ownership limitations and transfer restrictions described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which shareholders might receive a premium for their shares over the then prevailing market price or which shareholders might believe to be otherwise in their best interest.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries

In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. Thus, our pro rata share of the assets and items of income of any partnership are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

We have control of the subsidiary partnerships and limited liability companies in which Weyerhaeuser Company has an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we have in the past and we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. Although no assurance may be given, we intend to ensure adequate controls are in place in any limited liability companies or partnerships we enter into to assure compliance with the REIT rules.

We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if Weyerhaeuser Company owns 100% of the corporation’s outstanding stock and if we do not elect with the subsidiary to treat it as a TRS, as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “-Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. We conduct a significant portion of our business activities through one or more TRSs and may acquire securities in additional TRSs in the future.

A TRS is subject to income tax on its income at the normal corporate rate (currently 21%). A REIT’s ownership of securities of TRSs will not be subject to the 10% or 5% asset test described below (though the value of TRS securities held by a REIT is limited under the 20% asset test described below), and their operations will be subject to the provisions described above. We would be subject to a 100% penalty tax if we engaged in certain non-arm’s length transactions with our TRSs.

Income Tests

In order to maintain our qualification as a REIT, Weyerhaeuser Company must annually satisfy two gross income requirements. First, for each taxable year we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from “prohibited transactions,” certain patronage dividends, certain hedging income and foreign currency gains) from investments relating to real property or mortgages on real property (including “rents from real property” and “gain from the sale or other disposition of real property”) or from certain types of temporary investments. Second, for each taxable year we must derive, directly or indirectly, at least 95% of our gross income (excluding gross income from “prohibited transactions” and certain hedging income and foreign currency gains) from real property investments that satisfy the 75% test, dividends, interest and gain from the sale or disposition of shares or securities. Effective for taxable years beginning after December 31, 2015, interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test but will continue to be treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.

If at REIT realizes any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business, then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. In addition, such income would be subject to a 100% tax. We attempt to conduct any activities that could give rise to a prohibited transaction through our TRSs. For example, the manufacture and sale of wood products, certain types of timberland sales and sales of logs are conducted through our TRSs. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Because of the factual nature of the determination and complexity of the rules, we may not always be successful in limiting such activities to our TRSs. If we were not successful, such activities could be subject to the 100% prohibited transaction tax.

Sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands, other than those undertaken by our TRSs, qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. The principal requirements that have to be satisfied are: (i) the property sold was held by us for not less than two years in connection with our timber business; (ii) the timberlands sold during a tax year cannot have either an aggregate tax basis that exceeds ten percent of the aggregate tax bases of all of our assets, or an aggregate fair market value that exceeds ten percent of the aggregate fair market value of all of our assets, as of the beginning of the relevant tax year; (iii) expenditures with respect to the timberlands for the two years prior to the sale may not exceed certain specified limits; (iv) substantially all of the marketing expenditures with respect to the property must be made through an independent contractor or a TRS of the REIT; and (v) the sales price must not have a profit contingency related to the sold property.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. Substantially all of the rental income that we have received in the past and anticipate receiving in the future is derived from hunting leases, leases for the use of real property and rental of rights of way.

We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. While we do not expect to receive a substantial amount of rental income, we will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income tests.

We expect to derive a substantial portion of our income from sales of standing timber to certain of our TRSs pursuant to contracts qualifying under section 631(b) of the Code. Provided that certain requirements are satisfied, income from sales of standing timber under these contracts generally will be treated as income from sales of interests in real property and therefore as qualifying income under the REIT 75% and 95% gross income tests. Although we have not sought a ruling from the IRS, the IRS has indicated in several private rulings that such income will be deemed derived from the sale of real property for purposes of the REIT gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Weyerhaeuser Company has had investments in entities located outside the United States and in the future we may invest in entities or properties located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any “passive” foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 95% test. Additionally, any “real estate” foreign exchange gain attributable to specified assets or items of qualifying income is not counted as gross income for purposes of the 75% test. The exclusions from the 95% and 75% will only apply provided we do not deal in or engage in substantial and regular trading in securities, which we do not intend to do.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions generally will be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. Even if these relief provisions apply, a tax would be imposed with respect to the excess non-qualifying gross income.

Asset Tests

At the close of each calendar quarter, Weyerhaeuser Company must satisfy the following tests relating to the nature of our assets:

First, at least 75% of the value of our total assets must consist of:

•	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in mortgages on real property;

•	shares in other REITs;

•

investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term; and

•

effective for taxable years beginning after December 31, 2015, certain debt instruments of publicly offered REITs (as defined above), interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage.

Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

Third, effective for taxable years beginning after December 31, 2015, that not more than 25% of the REIT’s total assets may be represented by certain debt instruments issued by publicly offered REITs).

Fourth, other than investments included in the 75% asset class or securities of our TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Fifth, other than investments included in the 75% asset class or securities of our TRSs, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, excluding certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Sixth, for our taxable year 2018 and subsequent, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Our Board of Directors will determine the value of our assets for the purpose of determining compliance with the REIT asset tests. Our Board of Directors’ determination is binding upon the IRS so long as our Board of Directors acts in good faith. As of the date of this prospectus, we believe that Weyerhaeuser Company has satisfied the 75% asset test described above related to the value of our real estate assets, and, although no assurance can be given, we expect that after the date of this prospectus we will continue to meet the 75% asset test.

We believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur. However, there can be no assurance we will always be successful, or will not require a reduction in our direct or indirect interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of a preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets since such quarter and is not wholly or partly caused by our acquisition of securities or other property. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after a 30-day cure period. One such relief provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “-Failure to Qualify as a REIT.”

Annual Distribution Requirements

To qualify as a REIT we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) the sum of certain items of non-cash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and (3) any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets. Under certain circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, while we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

If Weyerhaeuser Company fails to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. As a result, cash available for distribution could be significantly reduced. After having qualified as a REIT, if we later fail to qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be taxed as a REIT for the four taxable years following the year during which our REIT qualification was lost.

Interest Deduction Limitation

Commencing in taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion.

Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an electing real property trade or business. If this election is made, certain depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which generally is less favorable than the generally applicable system of depreciation under the Code. Because our operations qualify as a real property trade or business, we may elect not to have the interest deduction limitation apply to us. If we do not make the election, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.weyerhaeuser.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus information that we file with the SEC. This means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and contains important information about us and our financial condition.

The documents listed below that we have previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2020 filed February 19, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed April 30, 2021;

•	Current Report on Form 8-K filed January 25, 2021, January 26, 2021, February 17, 2021 and May 18, 2021 and

Amendment No.  1 to Current Report on Form 8-K filed February 18, 2021; and

•

The description of our Common Stock contained in Exhibit 4(r) of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or calling us at:

Weyerhaeuser Company

220 Occidental Avenue South

Seattle, Washington 98104-7800

Attention: Investor Relations

Telephone: (800) 525-5440

You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this prospectus and incorporated by reference in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Perkins Coie LLP.

EXPERTS

The consolidated financial statements of Weyerhaeuser Company and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that refers to changes in the method of accounting for leases.